UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cray Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Dear Cray Inc. Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders, which will be held in the Fifth Avenue Conference Room at our principal executive offices located at 901 Fifth Avenue, Seattle, Washington 98164 on Wednesday, June 8, 2016, at 3: 00 p.m. Pacific Time for the following purposes:

1.    To vote on the election of eight directors, each to serve a one-year term;

2.    To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.    To vote on the amendment and restatement of our 2013 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder and to re-approve the performance factors under our 2013 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

4.    To vote, on an advisory or non-binding basis, to approve the compensation of our Named Executive Officers.

The shareholders will also act on any other business that may properly come before the Annual Meeting, including any adjournments or postponements of the Annual Meeting.

Any action on the items of business described above may be considered at the Annual Meeting at the scheduled time and date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. Only shareholders of record on April 8, 2016, the record date for the Annual Meeting, are entitled to the notice of, and to vote on, these matters.

We look forward to seeing you. Thank you for your ongoing support of and interest in Cray.

Sincerely,

Peter J. Ungaro

President and Chief Executive Officer

Seattle, Washington

April 25, 2016

PROXY STATEMENT

Page

Information About the Annual Meeting and Voting	1

Our Common Stock Ownership	8

Section 16(a) Beneficial Ownership Reporting Compliance	9

The Board of Directors	10

Corporate Governance Principles	10

Independence	10

Meetings and Attendance	11

The Committees of the Board	11

Board Leadership Structure	13

Board’s Role in Risk Oversight	13

Risk Considerations in Our Compensation Program	13

Director Attendance at Annual Meetings	14

Shareholder Communications, Director Candidate Recommendations and Nominations and Other Shareholder Proposals	14

Compensation of Directors	16

Director Compensation for 2015	18

Executive Officers	20

Compensation of the Executive Officers	23

Compensation Discussion and Analysis	23

Compensation Committee Report	36

Compensation Tables	37

Compensation Committee Interlocks and Insider Participation	51

Transactions with Related Persons	52

Report of the Audit Committee of the Board of Directors	53

Discussion of Proposals Recommended by the Board	55

Proposal 1: To Elect Eight Directors for One-Year Terms	55

Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2016	58

Proposal 3: To Amend and Restate Our 2013 Equity Incentive Plan to Increase the Number of Shares of Common Stock Authorized for Issuance Thereunder and to Re-approve the Performance Factors Under Our 2013 Equity Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code of 1986, as Amended	59

Proposal 4: Advisory Vote on the Compensation of Our Named Executive Officers	70

Other Business — Discretionary Authority	71

Appendix A	A-1

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote at your earliest convenience. You may vote via the Internet or by telephone or, if this Proxy Statement was mailed to you, sign, date and return the enclosed proxy card.

If you wish to return the proxy card by mail, an addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Voting via the Internet or by telephone or by sending in your proxy card will not prevent you from voting your shares at the Annual Meeting, if you desire to do so, as you may revoke your earlier vote.

Important Notice Regarding the Availability of Proxy Materials for Cray’s

Annual Meeting of Shareholders on June 8, 2016

The Cray Inc. Notice and Proxy Statement for the 2016 Annual Meeting of Shareholders

and the 2015 Annual Report to Shareholders are available online at https://materials.proxyvote.com/225223 and http://investors.cray.com

CRAY INC.

901 Fifth Avenue, Suite 1000

Seattle, WA 98164

PROXY STATEMENT FOR ANNUAL

MEETING OF SHAREHOLDERS

to be Held at:

901 Fifth Avenue, Fifth Avenue Conference Room

Seattle, WA 98164

June 8, 2016

3:00 p.m. Pacific Time

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving these materials?

A:	The Board of Directors of Cray Inc. (“Cray”) has made these materials available to you via the Internet, or has delivered printed versions of these materials to you by mail on or about April 25 2016, in connection with its solicitation of proxies for use at our 2016 annual meeting of Shareholders (the “2016 Annual Meeting” or the “Annual Meeting”), which will take place on Wednesday, June 8, 2016, at 3:00 p.m. Pacific Time, in the Fifth Avenue Conference Room at our corporate headquarters located at 901 Fifth Avenue, Seattle, Washington. For a map and/or directions to our corporate headquarters, see our website, www.cray.com, under “Company — Company Information — Contact.” The contents of our website are not incorporated by reference into this Proxy Statement or our other SEC reports and filings.

Q:	What is included in these materials?

A:	These materials include:

•	Our Notice of the 2016 Annual Meeting and our Proxy Statement, which summarize the information regarding the matters to be voted on at the Annual Meeting;

•	Our 2015 Annual Report to Shareholders, which includes our Annual Report on Form 10-K and audited consolidated financial statements for the year ended December 31, 2015; and

•	The proxy card, if you requested printed versions of these materials by mail, or an electronic voting form, if you are viewing these materials via the Internet.

Q:	What items will be voted on at the 2016 Annual Meeting?

A:	There are four known items that will come before the shareholders at the 2016 Annual Meeting:

•	The election of eight directors to the Board, each to serve a one-year term;

•	The ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the year ending December 31, 2016;

•

The amendment and restatement of our 2013 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder and to re-approve the performance factors under our 2013 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”); and

•	The advisory vote on the compensation of our Named Executive Officers.

It is possible that other business may come before the Annual Meeting, although we currently are not aware of any such matters.

Q:	What are the voting recommendations of our Board?

A:	Our Board recommends that you vote your shares “FOR” each of the named nominees to the Board; “FOR” the ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the year ending December 31, 2016; “FOR” the amendment and restatement of our 2013 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder and to re-approve the performance factors under our 2013 Equity Incentive Plan for purposes of Section 162(m) of the IRC; and “FOR” the approval of the compensation of our Named Executive Officers. In this Proxy Statement, the terms “the Board of Directors,” “the Board,” or “our Board” refer to the Board of Directors of Cray.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	As permitted by the U.S. Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and the Annual Report available via the Internet. On or about April 25, 2016, we mailed a Notice of Internet Availability of Proxy Materials, sometimes referred to as the “Notice,” to our shareholders of record and certain beneficial owners. We also then posted this Proxy Statement and the Annual Report on the Internet at https://materials.proxyvote.com/225223 and http://investors.cray.com. The Notice contains instructions on how to access this Proxy Statement and the Annual Report and to vote online.

Q:	Why did I receive a full set of proxy materials rather than the Notice?

A:	We are providing shareholders who have previously requested to receive paper copies of the proxy materials and our shareholders who are participants in the Cray 401(k) Savings Plan (the “Cray 401(k) Plan”) paper copies of the proxy materials instead of the Notice.

Q:	Who may vote at the Annual Meeting?

A:	If you owned shares of our common stock at the close of business on April 8, 2016, the record date for the Annual Meeting, you are entitled to vote those shares. On the record date, there were 40,765,644 shares of our common stock outstanding, our only class of stock having general voting rights. You have one vote for each share of common stock owned by you on the record date.

Q:	What is the difference between holding shares as a shareholder of record or as a beneficial owner of shares held in street name?

A:	Shareholder of Record. If you have shares registered directly in your name with our stock transfer agent, Computershare Inc. (“Computershare”), then you are considered the shareholder of record with respect to those shares and we sent the Notice or proxy materials directly to you.

Beneficial Owner of Shares Held in Street Name.    If you have shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice was forwarded to you by that organization. The organization holding the shares in your account is considered the shareholder of record with respect to those shares for the purpose of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares it holds in your account.

Q:	How can I vote?

A:	You may vote via the Internet, by telephone, by returning an enclosed proxy card if one was sent to you, or by voting in person at the Annual Meeting.

Q:	How do I vote via the Internet or by telephone?

A:	If You Are a Shareholder of Record:

If your shares are registered directly in your name, you may vote via the Internet or by telephone through services offered by Broadridge Financial Solutions, Inc. (“Broadridge”). If you received the Notice, then go to the website referred to on the Notice. If you received a full set of proxy materials in the mail, then go to the website or call the telephone number referred to on the proxy card. Please have the Notice or proxy card in hand when going online or calling, and follow the instructions on the form you are using.

You may vote via the Internet or by telephone 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time/ 8:59 p.m. Pacific Time, on Tuesday, June 7, 2016, the day before the Annual Meeting.

If you requested printed copies of the proxy materials, you may also vote by completing and signing the enclosed proxy card and mailing it to us in the enclosed self-addressed envelope (postage-free in the United States). We need to receive the signed proxy card by the time of the Annual Meeting.

If You Are a Beneficial Owner of Shares Registered in the Name of a Brokerage Firm, Bank or Other Organization:

A number of brokerage firms, banks, broker-dealers or other similar organizations participate in a program for shares held in “street name” that offers Internet and telephone voting options. This program is different from the program for shares registered directly in the name of the shareholder. If your shares are held in an account at an organization participating in this program, then you may vote those shares by using the website or calling the telephone number referenced on the instructions provided by that organization. Similarly, if you received printed copies of the proxy materials through your broker, bank or other nominee organization, then you may vote by completing and signing the voting form and mailing it to that organization in the self- addressed envelope it provided.

Q:	May I change my vote or revoke my proxy?

A:	Yes. If you change your mind after you have voted by Internet or by telephone or sent in your proxy card and wish to revote, you may do so by following these procedures:

•	Vote again via the Internet or by telephone;

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your vote or proxy to our Corporate Secretary at our offices in Seattle, Washington; or

•	Attend the Annual Meeting and vote in person.

We will tabulate the latest valid vote or instruction that we receive from you.

Q:	How do I vote if I hold shares in my Cray 401(k) Plan account?

A:	Shares of Cray common stock held in the Cray 401(k) Plan are registered in the name of the Trustee of the Cray 401(k) Plan, Fidelity Management Trust Company. Under the Cray 401(k) Plan, participants may instruct the Trustee how to vote the shares of Cray common stock allocated to their accounts.

The shares allocated under the Cray 401(k) Plan can be voted by submitting voting instructions via the Internet, by telephone or by mailing your proxy card. Voting of shares held in the Cray 401(k) Plan must be completed by 11:59 p.m. Eastern Time/8:59 p.m. Pacific Time on Friday, June 3, 2016. These shares cannot be voted at the Annual Meeting and prior voting instructions cannot be revoked at the Annual Meeting. Otherwise, participants can vote these shares in the same manner as described above for shares held directly in the name of the shareholder.

The Trustee will cast votes for shares in the Cray 401(k) Plan according to each participant’s instructions. If the Trustee does not receive instructions from a participant in time for the Annual Meeting, the Trustee will vote the participant’s allocated shares in the same manner and proportion as the shares with respect to which voting instructions were received.

Q:	How do I vote in person?

A:	If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the “street name” of your brokerage firm, bank or other organization, you must obtain a “legal proxy” from the organization that holds your shares. You should contact your account executive about obtaining a legal proxy.

Q:	What happens if I do not give specific voting instructions?

A:	Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting via the Internet or by telephone that you wish to vote as recommended by our Board; or

•

Sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to all other matters properly presented for a vote at the Annual Meeting, including without limitation whether to postpone or adjourn the Annual Meeting.

Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, then under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters.

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-discretionary matter, then the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Please provide voting instructions to the organizations that hold your shares by carefully following their instructions.

Q:	Which ballot measures are considered “discretionary” or “non-discretionary?”

A:	Proposal 1 (election of eight directors), Proposal 3 (amendment and restatement of our 2013 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder and to re-approve the performance factors under our 2013 Equity Incentive Plan for purposes of Section 162(m) of the IRC) and Proposal 4 (advisory vote on the compensation of our Named Executive Officers) are each “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, then your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” Broker non-votes will have no effect on the outcome of Proposal 1, Proposal 3 or Proposal 4 since broker non-votes are not considered entitled to vote on such proposals. Proposal 2 (ratification of the appointment of our independent registered public accounting firm) is considered a “discretionary” item and your broker may vote on this proposal.

Q:	How are abstentions treated?

A:	Abstentions are counted for purposes of determining whether a quorum is present. For Proposal 1 (election of eight directors), if you elect to abstain, the abstention will not impact the election of directors since the eight directors who receive the greatest number of affirmative votes will be elected to the Board.

For the purpose of determining whether the shareholders have approved Proposal 2 (ratification of independent registered public accounting firm), Proposal 3 (amendment and restatement of our 2013 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder and to re-approve the performance factors under our 2013 Equity Incentive Plan for purposes of Section 162(m) of the IRC) or Proposal 4 (advisory vote on the compensation of our Named Executive Officers), each proposal will be adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal as abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of Proposal 2, Proposal 3 or Proposal 4.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What vote is required to approve each proposal?

A.	Proposal 1: To Elect Eight Directors for One-Year Terms.

The eight nominees for director who receive the most votes “for” election will be elected, assuming the presence of a quorum. Accordingly, if you do not vote for a nominee, do not instruct your broker how to vote for a nominee or if you indicate “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee.

Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2016.

To be approved, the number of votes cast in favor must exceed the number of votes cast against. If you do not vote or if you abstain from voting, it will have no effect on this proposal, assuming the presence of a quorum.

Proposal 3: To Amend and Restate Our 2013 Equity Incentive Plan to Increase the Number of Shares of Common Stock Authorized for Issuance Thereunder and to Re-approve the Performance Factors Under Our 2013 Equity Incentive Plan for Purposes of Section 162(m) of the IRC.

To be approved, the number of votes cast in favor must exceed the number of votes cast against. If you do not vote or if you abstain from voting, it will have no effect on this proposal as in either case it will not count either “for” or “against” the proposal, assuming the presence of a quorum.

Proposal 4: Advisory Vote on the Compensation of Our Named Executive Officers.

To be approved, the number of votes cast in favor must exceed the number of votes cast against. If you do not vote or if you abstain from voting, it will have no effect on this proposal as in either case it will not count either “for” or “against” the proposal, assuming the presence of a quorum.

Q:	Who will count the vote?

A:	Representatives of Broadridge will serve as the Inspector of Elections and count the votes.

Q:	Is voting confidential?

A:	We keep all the proxies, ballots and voting tabulations private as a matter of practice. We let only our Inspector of Elections examine these documents. Our Inspector of Elections will not disclose your vote to our management unless it is necessary to meet legal requirements. Our Inspector of Elections will forward to our management, however, any written comments that you make on the proxy card or elsewhere.

Q:	Who pays the costs of soliciting proxies for the Annual Meeting?

A:	We will pay all the costs of soliciting these proxies. In addition to soliciting proxies by distributing these proxy materials, our officers and employees may also solicit proxies by telephone, by fax, by mail, via the Internet or other electronic means of communication, or in person. No additional compensation will be paid to officers or employees for their assistance in soliciting proxies. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:	Can I view future proxy statements, annual reports and other documents via the Internet, and not receive any paper copies through the mail?

A:	Yes. If you wish to elect to view future proxy statements, annual reports and other documents only via the Internet, and you are a:

Shareholder of Record:    Please visit the Broadridge Investor E-Connect proxy delivery preferences web-page, www.proxyvote.com, enter your voter control number found on your Notice, and follow the instructions for obtaining your documents electronically, or telephone: 1-800-579-1639, or send an email to: sendmaterial@proxyvote.com.

Beneficial Owner of Shares Held in Street Name:    Please visit the Broadridge Investor E-Connect web-page, www.proxyvote.com, and follow the instructions at that site, or telephone Broadridge at 1-800-579-1639, or send an email to: sendmaterial@proxyvote.com.

Please have the Notice in hand when accessing these sites or telephoning. Your election to view these documents via the Internet will remain in effect until you revoke it. If you so elect, then next year you would receive an email with instructions containing links to those materials and to the proxy voting site. Please be aware that if you choose to access these materials via the Internet, then you may incur costs such as telephone and Internet access charges for which you will be responsible.

Q:	How do I receive paper copies of the proxy materials, if I so wish?

A:	The Notice contains instructions about how to elect to obtain paper copies of the proxy materials. Your election will remain in effect until you revoke it. All shareholders who do not receive the Notice will receive a paper copy of the proxy materials by mail.

Q:	I received multiple copies of the Notice and/or proxy materials. What does that mean, and can I reduce the number of copies that I receive?

A:	This generally means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy cards and Notices that you receive.

If your shares are registered directly in your name, you may be receiving more than one copy of the proxy materials because our transfer agent has more than one account for you with slightly different versions of your name, such as different first names (“James” and “Jim,” for example) or with and without middle initials. If this is the case, you can contact our transfer agent and consolidate your accounts under one name. The contact information for our transfer agent is set out below in the next Q and A.

If you own shares through a brokerage firm, bank or other organization holding your shares in “street name,” we have implemented “householding,” a process that reduces the number of copies of the Annual Meeting materials and other correspondence you receive from us. Householding is available for shareholders who share the same last name and address and hold shares in “street name,” where the shares are held through the same brokerage firm, bank or other nominee. As a result of householding, only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary. If you hold your shares in street name and would like to start householding, or if you participate in householding and would like to receive a separate Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report, please call 1-866-540-7095 from a touch-tone phone and provide the name of your broker, bank or other nominee and your account number(s), or contact Ruby H. Alexander, Assistant Corporate Secretary, at Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164.

Unfortunately, householding is only possible for shares held through the same brokerage firm, bank or other nominee. Thus you cannot apply householding to reduce the number of sets of proxy materials you receive in the mail if you have accounts at different brokers, for example. In those circumstances, one way to reduce the number of sets of proxy materials you receive in the mail is to sign up to review the materials via the Internet. See “Can I view future proxy statements, annual reports and other documents via the Internet, and not receive any paper copies through the mail?” above.

We will deliver promptly upon written or oral request a separate copy of the Annual Meeting materials to a shareholder at a shared address to which a single copy of such materials had been delivered.

Q:	What if I have lost or cannot find my stock certificates, need to change my account name, have moved and need to change my mailing address, or have other questions about my Cray stock?

A:	You may contact our transfer agent, Computershare, by calling: 877-522-7762 (for foreign investors, 201-680-6578), 800-490-1493 (TDD for hearing-impaired in the United States) or 781-575-2694 (TDD for foreign investors), visiting its website at: www.computershare.com/investor, or writing to: Computershare, Shareholder Relations, P.O. Box 30170, College Station, TX 77842-3170.

Q:	How can I find the voting results of the Annual Meeting?

A:	We will report the voting results in a Form 8-K within four business days after the end of the Annual Meeting.

Q:	Whom should I call if I have any questions?

A:	If you have any questions about the Annual Meeting or voting, or about your ownership of our common stock, please contact Ruby H. Alexander, our Assistant Corporate Secretary, at (206) 701-2000.

OUR COMMON STOCK OWNERSHIP

The following table shows, as of April 8, 2016, the number of shares of our common stock beneficially owned by the following persons:

•	all persons we know to be beneficial owners of at least 5% of our common stock;

•	our directors;

•	the executive officers named in the “Summary Compensation Table” on page 37; and

•	all current directors and executive officers as a group.

As of April 8, 2016, there were 40,765,644 shares of our common stock outstanding.

Name and Address(1)	Common Shares Owned	Options Exercisable Within 60 Days	Total Beneficial Ownership(2)	Percentage
5% Shareholders
Capital Research Global Investors(3) 333 South Hope Street Los Angeles, CA 90071	4,651,482	—	4,651,482	11.4%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	3,103,507	—	3,103,507	7.6%
Invesco Ltd.(3) 1555 Peachtree Street NE Atlanta, GA 30309	2,724,845	—	2,724,845	6.7%
Mairs and Power, Inc.(3) 332 Minnesota Street, W-1520 First National Bank Building St. Paul, MN 55101	2,454,956	—	2,454,956	6.0%
BlackRock, Inc,(3) 55 East 52nd Street New York, NY 10055	2,312,250	—	2,312,250	5.7%
Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	2,149,324	—	2,149,324	5.3%

Independent Directors
Prithviraj Banerjee	2,914	20,000	22,914	*
Martin J. Homlish	—	20,000	20,000	*
Stephen C. Kiely	22,492	—	22,492	*
Sally G. Narodick	37,866	—	37,866	*
Daniel C. Regis	55,647	—	55,647	*
Max L. Schireson	764	20,000	20,764	*
Brian V. Turner	—	20,000	20,000	*

Named Executive Officers
Peter J. Ungaro	297,214	552,164	849,378	2.1%
Brian C. Henry	76,748	86,519	163,267	*
Michael C. Piraino	52,663	167,901	220,564	*
Steven L. Scott	74,530	2,979	77,509	*
Margaret A. Williams	135,529	47,396	182,925	*
All current directors and executive officers as a group (16 persons)	977,785	1,102,852	2,080,637	5.0%

* Less	than 1% of the outstanding common stock.

(1)	Unless otherwise indicated, all addresses are c/o Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164.

(2)	Unless otherwise indicated in these footnotes and subject to community property laws where applicable, each of the listed shareholders has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder. The number of shares and percentage of beneficial ownership includes shares of common stock issuable pursuant to stock options held by the person or group that may be exercised on April 8, 2016, or within 60 days thereafter.

(3)	The information under the column “Common Shares Owned” with respect to Capital Research Global Investors is based on a Schedule 13G/A filed with the SEC on February 16, 2016, regarding beneficial ownership as of December 31, 2015. In that Schedule 13G/A, Capital Research Global Investors reported beneficial ownership of 4,651,482 shares, with sole voting power of 4,651,482 shares, without shared voting power, sole dispositive power of 4,651,482 shares and without shared dispositive power.

The information under the column “Common Shares Owned” with respect to T. Rowe Price Associates, Inc. is based on a Schedule 13G/A filed with the SEC on February 9, 2016, regarding beneficial ownership as of December 31, 2015. In that Schedule 13G/A, T. Rowe Price Associates, Inc. reported beneficial ownership of 3,103,507 shares, with sole voting power of 443,910 shares, without shared voting power, sole dispositive power of 3,103,507 shares and without shared dispositive power.

The information under the column “Common Shares Owned” with respect to Invesco Ltd. is based on a Schedule 13G/A filed with the SEC on February 4, 2016, regarding beneficial ownership as of December 31, 2015. In that Schedule 13G/A, Invesco Ltd. reported beneficial ownership of 2,724,845 shares, with sole voting power of 2,724,845 shares, without shared voting power, sole dispositive power of 2,724,845 shares and without shared dispositive power.

The information under the column “Common Shares Owned” with respect to Mairs and Power, Inc. is based on a Schedule 13G/A filed with the SEC on February 12, 2016, regarding beneficial ownership as of December 31, 2015. In that Schedule 13G/A, Mairs and Power, Inc. reported beneficial ownership of 2,454,956 shares, with sole voting power of 1,951,138 shares, without shared voting power, sole dispositive power of 2,454,956 shares and without shared dispositive power.

The information under the column “Common Shares Owned” with respect to BlackRock, Inc. is based on a Schedule 13G/A filed with the SEC on January 26, 2016, regarding beneficial ownership as of December 31, 2015. In that Schedule 13G/A, BlackRock, Inc. reported beneficial ownership of 2,312,250 shares, with sole voting power of 2,225,284 shares, without shared voting power, sole dispositive power of 2,312,250 shares and without shared dispositive power.

The information under the column “Common Shares Owned” with respect to Vanguard Group, Inc. is based on a Schedule 13G filed with the SEC on February 10, 2016, regarding beneficial ownership as of December 31, 2015. In that Schedule 13G, Vanguard Group, Inc. reported beneficial ownership of 2,149,324 shares, with sole voting power of 89,754 shares, with shared voting power of 3,600 shares, sole dispositive power of 2,058,470 shares and with shared dispositive power of 90,854 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that our directors, executive and other specified officers and greater-than-10% shareholders file reports with the SEC on their initial beneficial ownership of our common stock and any subsequent changes. They must also provide us with copies of the reports.

We are required to tell you in this Proxy Statement if we know about any failure to report as required. We reviewed copies of all reports furnished to us and obtained written representations that no other reports were required. Based solely on this review, we believe that all of the reporting persons complied with their filing requirements for 2015, except as follows: Daniel C. Regis filed one late Form 4 transaction to correctly distinguish between total shares held directly and indirectly on the original Form 4 filed with the SEC on May 2, 2013; and Barry C. Bolding filed one late Form 4 transaction to correctly report that 261 ESPP-related shares were inadvertently included twice on the original Form 4 filed with the SEC on May 19, 2011.

THE BOARD OF DIRECTORS

The Board of Directors oversees our business and affairs and monitors the performance of our management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and our principal external advisers (legal counsel, outside auditors and compensation consultants), by reading the reports and other materials that we send them regularly and by participating in Board and Committee meetings.

Corporate Governance Principles

The goals of our Board are to build long-term value for our shareholders and to ensure our vitality for our customers, employees and others who depend on us. Our Board has adopted and follows corporate governance practices that our Board and our senior management believe promote these purposes, are sound and represent best practices. To this end we have established the following:

•	A Code of Business Conduct that sets forth our ethical principles and applies to all of our directors, officers and employees;

•	Corporate Governance Guidelines that set forth our corporate governance principles;

•	A Related Person Transaction Policy that applies to all of our directors, officers and employees;

•	Charters for our Audit, Compensation, Corporate Governance and Strategic Technology Assessment Committees; and

•	A confidential, anonymous system for employees and others to report concerns about fraud, accounting matters, violations of our policies and other matters.

Under our Corporate Governance Guidelines and the applicable Committee charters, each director has complete access to our management, and the Board and each Committee have the right to consult and retain independent legal counsel, accountants and other advisers at our expense. All of the foregoing documents are available via the Internet at our website at www.cray.com under “Company — Company Information —Investors — Corporate Governance.” We will post on this website any amendments to the Code of Business Conduct or waivers of the Code of Business Conduct for directors and executive officers.

We periodically review our governance practices against requirements of the SEC, the listing standards of the NASDAQ Global Market (“NASDAQ”), the laws of the state of Washington and practices suggested by recognized corporate governance authorities. In 2015, we also engaged an independent third-party to help conduct a self-evaluation process for each of our directors and the Board, a practice which we generally undertake approximately every other year.

Independence

As of April 25, 2016, our Board has eight members. The Board has determined that all of our directors serving on our Board as of April 25, 2016, except for Mr. Ungaro, our President and Chief Executive Officer, meet the NASDAQ and SEC standards for independence and that all the members of the Audit Committee meet the heightened independence standards required for Audit Committee members under NASDAQ and SEC standards. Only independent directors may serve on our Audit, Compensation and Corporate Governance Committees.

As set forth in our Corporate Governance Guidelines, the Board believes that at least two-thirds of the Board should consist of independent directors and that, absent compelling circumstances, the Board should not contain more than two members from our management. As of April 25, 2016, seven of our eight directors were considered independent, and one member of our management, Mr. Ungaro, our President and Chief Executive Officer, was on the Board.

In determining the independence of our directors, the Board affirmatively decides whether a non-management director has a relationship that would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of being a director. In making that decision, the Board is informed of the NASDAQ and SEC rules that disqualify a person from being considered as independent, considers the responses from each director in an annual questionnaire and reviews the applicable standards with each Board member.

Meetings and Attendance

During 2015, the Board met seven times and the Board’s standing committees held a total of 32 meetings. The rate of attendance in 2015 for all directors at Board and Committee meetings was 98%.

The non-management directors meet in executive sessions of the Board on a regular basis, generally at the beginning and at the end of each scheduled quarterly Board meeting and at other times as required. In addition, the Board committees meet periodically without members of our management present.

The Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Strategic Technology Assessment Committee as standing committees of the Board. None of the directors who serve as members of these Committees is, or has ever been, one of our employees.

Audit Committee.    The current members of the Audit Committee are Mr. Regis (Chair), Mr. Kiely, Ms. Narodick and Mr. Turner. Mr. Richards passed away in November 2015, and was replaced on the Audit Committee by Mr. Kiely. Mr. Turner was appointed as a member to the Audit Committee on April 18, 2016. The Audit Committee and the Board have determined that each individual who currently is and who in 2015 was a member of the Audit Committee is “independent,” as that term is defined in SEC and NASDAQ rules and regulations, and that Messrs. Regis, Kiely and Turner are each an “audit committee financial expert,” as that term is defined in SEC regulations. The Audit Committee met nine times during 2015. As noted above, the Audit Committee’s charter is available at www.cray.com under “Company — Company Information — Investors —Corporate Governance.” The Audit Committee assists the Board in fulfilling its responsibility for oversight of:

•	The quality and integrity of our accounting and financial reporting processes and the audits of our consolidated financial statements;

•	The qualifications and independence of the independent registered public accounting firm engaged to issue an audit report on our consolidated financial statements;

•	The performance of our systems of internal controls and disclosure controls;

•	The review and approval or ratification of “related person transactions” under our Related Person Transaction Policy; and

•	Our procedures for legal and regulatory compliance, risk assessment and business conduct standards.

The Audit Committee reviews all reports submitted on our anonymous, confidential reporting system and is directly and solely responsible for appointing, determining the compensation payable to, overseeing, terminating and replacing any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. See “Discussion of Proposals Recommended by the Board — Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2016 — Audit Committee Pre-Approval Policy” below.

The report of the Audit Committee regarding its review of the consolidated financial statements and other matters is set forth below beginning on page 53.

Compensation Committee.    The current members of the Compensation Committee are Mr. Schireson (Chair), Mr. Kiely, Ms. Narodick and Mr. Turner. Dr. Lederman did not stand for re-election to our Board at our

2015 annual meeting of shareholders and his term on the Compensation Committee ended on June 10, 2015, the date of our 2015 annual meeting of shareholders. Mr. Richards passed away in November 2015, and was replaced on the committee by Ms. Narodick. Mr. Turner was appointed as a member to the Compensation Committee on April 18, 2016. The Compensation Committee and the Board have determined that each individual who currently is and who in 2015 was a member of the Compensation Committee is “independent,” as that term is defined in NASDAQ rules and regulations, and an “outside director” within the meaning of Section 162(m) of the IRC. The Compensation Committee met five times during 2015. As noted above, the Compensation Committee’s charter is available at www.cray.com under “Company — Company Information — Investors —Corporate Governance.” The Compensation Committee assists the Board in fulfilling its responsibilities for the oversight of:

•	Our compensation policies, plans and benefit programs;

•	The compensation of the Chief Executive Officer and other executive officers;

•	The administration of our equity compensation plans; and

•	Evaluation and mitigation of potential risks related to our compensation policies.

See “Compensation of the Executive Officers — Compensation Discussion and Analysis” for further information regarding the Compensation Committee and its actions with respect to senior officer compensation. The Compensation Committee’s Report on the Compensation Discussion and Analysis and related matters is set forth below beginning on page 24.

Corporate Governance Committee.    The current members of the Corporate Governance Committee are Mr. Kiely (Chair), Ms. Narodick and Mr. Regis. Dr. Lederman did not stand for re-election to our Board at our 2015 annual meeting of shareholders and his term on the Corporate Governance Committee ended on June 10, 2015, the date of our 2015 annual meeting of shareholders. The Corporate Governance Committee and the Board have determined that each individual who currently is and who in 2015 was a member of the Corporate Governance Committee is “independent,” as that term is defined in NASDAQ rules and regulations. The Corporate Governance Committee met eight times during 2015. As noted above, the Corporate Governance Committee’s charter is available at www.cray.com under “Company — Company Information — Investors —Corporate Governance.” The Corporate Governance Committee has the responsibility to:

•	Develop and recommend to the Board a set of corporate governance principles;

•	Recommend qualified individuals to the Board for nomination as directors;

•	Review the compensation of Board members and recommend to the full Board changes to Board compensation as appropriate to attract and retain qualified directors;

•	Lead the Board in its annual review of the Board’s performance; and

•	Recommend directors to the Board for appointment to Board Committees.

See “Shareholder Communications, Director Candidate Recommendations and Nominations and Other Shareholder Proposals” regarding the Corporate Governance Committee’s processes for evaluating potential Board members and how shareholders can nominate director candidates, propose matters to come before the shareholders and communicate with the Board.

Strategic Technology Assessment Committee.    The current members of the Strategic Technology Assessment Committee are Dr. Banerjee (Chair), Mr. Homlish and Mr. Schireson. Dr. Lederman did not stand for re-election to our Board at our 2015 annual meeting of shareholders and his term on the Strategic Technology Assessment Committee ended on June 10, 2015, the date of our 2015 annual meeting of shareholders. The Strategic Technology Assessment Committee and the Board have determined that each individual who currently is a member of the Strategic Technology Assessment Committee is “independent,” as that term is defined in NASDAQ rules and regulations, although such independence is not a requirement for membership on this Committee. The Strategic Technology Assessment Committee met five times during 2015. As noted above, the

Strategic Technology Assessment Committee’s charter is available at www.cray.com under “Company —Company Information — Investors — Corporate Governance.” The Strategic Technology Assessment Committee has the responsibility to:

•	Assist the Board in its oversight of our technology development, including our product development roadmap; and

•	Assess whether our research and development investments are sufficient and appropriate to support the competitiveness of our offerings in the marketplace.

From time to time, the Board establishes other committees on an ad-hoc basis to assist in its oversight responsibilities.

Board Leadership Structure

We separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. Mr. Kiely has served as Chairman of the Board, a non-executive position, since August 2005. As Chairman, Mr. Kiely consults with Mr. Ungaro, our Chief Executive Officer, regarding agenda items for Board meetings; chairs executive sessions of the Board’s independent directors; on behalf of the independent directors, provides feedback and mentoring to the Chief Executive Officer; and performs such other duties as the Board deems appropriate. We believe that this structure is currently appropriate given the experience of Mr. Kiely, both outside of his service with us and as a member of our Board, our size and stage of development and the operational efficiencies that currently result from separating the roles. However, we believe that it is in the best interests of our shareholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman of the Board or Chief Executive Officer or at other times, based in each case on the relevant facts and circumstances applicable at that time.

Board’s Role in Risk Oversight

The Board’s role in our risk oversight process includes receiving regular reports from members of our senior management on areas of material risk to us, including competitive, economic, operational, financial, legal and regulatory, and strategic and reputational risks. We also utilize a formal Enterprise Risk Management system (the “ERM System”) to assist us in tracking and mitigating risks. In addition to periodic review, evaluation and modification of risks maintained in the ERM System by management, we provide periodic reports of risks tracked in the ERM System to the Audit Committee. The Audit Committee receives these reports from the management personnel principally responsible for identifying, managing and mitigating a particular area of risk within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When the Audit Committee receives the report, the chairman of the Audit Committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting, which enables the Board and the Audit Committee to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment, risk management and the ERM System process set forth above.

Risk Considerations in Our Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our compensation program. The Compensation Committee engages an independent compensation consultant, Mercer (US) Inc., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“Mercer”) to assess the risks of its compensation program. The Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk-taking for the following reasons:

•	Base salaries are consistent with our employees’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•

The determination of cash incentive awards is based on a review of a variety of performance indicators, including individual performance, thus diversifying the risk associated with any single performance indicator; likewise, our cash incentive plan includes a 200% cap on the target awards and utilizes a “balanced scorecard” approach to appropriately weight goals and performance. We believe this cap limits the incentive for excessive risk-taking by our employees;

•	Long-term equity compensation programs are designed to reward executives and other participants for driving sustainable and profitable growth for shareholders;

•

Equity incentive awards for our executive officers have included different types of equity instruments (with both time-based vesting and performance vesting), which helps to diversify the executive officers’ interests and limit the potential value of excessive risk taking:

•	The vesting periods for our time-based vesting equity awards are designed to encourage executives and other participants to focus on sustained stock price appreciation;

•

Our performance vesting restricted shares and performance vesting restricted stock units vest upon the achievement of certain operational and financial milestones, and those milestones and/or the terms of the grants are designed to encourage sustained, measurable performance;

•	The mix between fixed and variable, annual and long-term, and cash and equity compensation is designed to encourage strategies and actions that are in our shareholders’ long-term best interests;

•

Our system of internal controls over financial reporting, standards of business conduct and compliance programs, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our bonus and sales compensation plans;

•

Our Chief Executive Officer is subject to, and is in compliance with, our stock ownership guidelines, described under “Compensation Discussion and Analysis — Compensation Program Components and Purposes,” which encourage a level of stock ownership that we believe appropriately aligns his long-term interests with those of our shareholders;

•	We have a clawback or recoupment policy for certain performance-based incentive compensation of our executive officers; and

•	Our Insider Trading Policy prohibits all employees from pledging shares, engaging in short sales or hedging transactions involving Cray’s securities.

Director Attendance at Annual Meetings

We encourage but do not require our directors to attend the annual meeting of shareholders either in person or telephonically. In 2015, five of our directors who were directors at the time of our annual meeting of shareholders attended the 2015 annual meeting.

Shareholder Communications, Director Candidate Recommendations and Nominations and Other Shareholder Proposals

Communications.    The Corporate Governance Committee has established a procedure for our shareholders to communicate with the Board. Communications should be in writing, addressed to Corporate Secretary, Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164, and addressed to the attention of the Board or any of its individual committees or to the Chairman of the Board. Copies of all communications so addressed will be promptly forwarded to the chairman of the committee involved, in the case of communications addressed to the Board as a whole or to individual directors, to the Corporate Governance Committee or, if addressed to the Chairman, to the Chairman of the Board.

Director Candidates.    The criteria for Board membership as adopted by the Board include a person’s integrity, knowledge, judgment, skills, expertise, collegiality, diversity of experience and other time commitments (including positions on other company boards) in the context of the then-current composition of the Board. While our Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Corporate Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Corporate Governance Committee is responsible for assessing the appropriate balance of skills brought to the Board by its members, and ensuring that an appropriate mix of specialized knowledge (e.g., financial, industry or technology) is represented on the Board. Since 2012, the Corporate Governance Committee has engaged a third-party consulting firm, Heidrick & Struggles, International, Inc., to assist the Corporate Governance Committee in identifying candidates for Board membership.

Once the Corporate Governance Committee has identified a potential director nominee, the Corporate Governance Committee, in consultation with the Chief Executive Officer, evaluates the prospective nominee against the specific criteria that the Board has established and as set forth in our Corporate Governance Guidelines. If the Corporate Governance Committee determines to proceed with further consideration, then members of the Corporate Governance Committee, the Chief Executive Officer and other members of the Board, as appropriate, interview the prospective nominee. After completing this evaluation and interview, the Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to appoint the new director.

The Corporate Governance Committee will consider candidates for director recommended by shareholders and will evaluate those candidates using the criteria set forth above. Shareholders should accompany their recommendations with a sufficiently detailed description of the candidate’s background and qualifications to allow the Corporate Governance Committee to evaluate the candidate in light of the criteria described above, a document signed by the candidate indicating his or her willingness to serve if elected and evidence of the nominating shareholder’s ownership of our common stock. Such recommendation and documents should be submitted in writing to Corporate Secretary, Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164, and addressed to the attention of the Corporate Governance Committee.

Director Nominations by Shareholders.    Our Bylaws permit shareholders to nominate directors at a shareholders’ meeting. In order to nominate a director at a shareholders’ meeting, a shareholder making a nomination must notify us not fewer than 60 nor more than 90 days in advance of the meeting or, if less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, by the 10th business day following the first public announcement of the meeting. In addition, the proposal must contain the information required in our Bylaws for director nominations, including:

•	The nominating shareholder’s name and address;

•	A representation that the nominating shareholder is entitled to vote at such meeting;

•	The number of shares of our common stock that the nominating shareholder owns and when the nominating shareholder acquired such shares;

•	A representation that the nominating shareholder intends to appear at the meeting, in person or by proxy;

•	The nominee’s name, age, address and principal occupation or employment;

•	All information concerning the nominee that must be disclosed about nominees in proxy solicitations under the SEC proxy rules; and

•	The nominee’s executed consent to serve as a director if so elected.

The Chairman of the Board, in his discretion, may determine that a proposed nomination was not made in accordance with the required procedures and, if so, disregard the nomination.

Shareholder Proposals.

2016 Annual Meeting. In order for a shareholder proposal to be raised from the floor during the Annual Meeting, written notice of the proposal must be received by us not less than 60 days nor more than 90 days prior to the Annual Meeting or, if less than 60 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to the shareholders, by the 10th business day following the first public announcement of the Annual Meeting. The proposal must also contain the information required in our Bylaws for shareholder proposals, including:

•	A brief description of the business the shareholder wishes to bring before the Annual Meeting, the reasons for conducting such business and the language of the proposal;

•	The shareholder’s name and address;

•	The number of shares of our common stock that the shareholder owns and when the shareholder acquired them;

•	A representation that the shareholder intends to appear at the Annual Meeting, in person or by proxy; and

•	Any material interest the shareholder has in the business to be brought before the Annual Meeting.

The Chairman of the Board, if the facts so warrant, may determine that any business was not properly brought before the Annual Meeting in accordance with our Bylaws.

2017 Proxy Statement. In order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2017 annual meeting, we must receive the written proposal no later than December 24, 2016. Shareholder proposals also must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If you wish to obtain a free copy of our Articles of Incorporation, Bylaws or any of our corporate governance documents, please contact Ruby H. Alexander, Assistant Corporate Secretary, Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164. These documents also are available on our website, www.cray.com under “Company — Company Information — Investors — Corporate Governance.”

Compensation of Directors

In setting director compensation to attract and retain highly qualified individuals to serve on our Board, the Corporate Governance Committee considers the significant amount of time that directors expend in fulfilling their duties, the skill level required of members of the Board and a general understanding of director compensation at companies of similar size and complexity. Directors who are also our employees receive no additional compensation for their service on the Board. As described more fully below, director compensation is in the form of cash and, to align further the longer-term interests of the individual directors with those of our shareholders, equity, with the grant of a fully vested stock option with a ten-year term upon first joining the Board and annual grants of restricted stock vesting in one year.

The Corporate Governance Committee reviews director compensation annually. No changes to director compensation were made in 2015. In reaching decisions about director compensation, the Corporate Governance Committee has used publicly available professional compensation surveys, proxy data and the individual experience of the Committee members. The Corporate Governance Committee has recently engaged Mercer with respect to director compensation.

Cash Compensation

The following table sets forth the cash compensation policy in 2015 for our non-employee directors.

Annual retainer for service on the:
Board	$40,000
Audit Committee	$10,000
Compensation Committee	$5,000
Corporate Governance Committee	$5,000
Strategic Technology Assessment Committee	$5,000
Annual retainer for service as the Chair of the:
Board	$25,000
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance Committee	$5,000
Strategic Technology Assessment Committee	$5,000

When the Board creates committees other than the standing committees identified above, the Board determines whether to extend the same committee fee structure to the members of such committees. Members of the Board do not receive any per meeting fees, but we do reimburse all expenses related to participation in meetings of the shareholders, Board and committees.

Dr. Lederman did not stand for re-election to our Board at our 2015 annual meeting of shareholders and his term on the Board ended on June 10, 2015, the date of our 2015 annual meeting of shareholders. Dr. Lederman received a $100,000 cash bonus in recognition of his eleven years of valued service and contributions.

Equity Compensation

Stock Options.    Each non-employee director, upon his or her first appointment or election to the Board, is granted an option for 20,000 shares, vesting immediately, with an exercise price equal to the fair market value of our common stock as reported by NASDAQ on the trading date immediately prior to the first appointment or election.

Restricted Stock Awards.    Each continuing director first elected or reelected by our shareholders is granted restricted shares of common stock with a value equal to that director’s cash fees earned in the previous fiscal year. The per share value of shares granted is determined based on the closing price on NASDAQ for our common stock on the trading day immediately prior to grant. Restricted stock awards granted in June 2015 to our continuing non-employee directors will vest 100% on the earlier of June 10, 2016 or the date that is immediately prior to the date of our Annual Meeting. The restricted shares vest in full if a non- employee director can no longer serve due to death or Disability (as defined in our 2013 Equity Incentive Plan) or upon a Corporate Transaction (as defined in our 2013 Equity Incentive Plan). The restricted shares are forfeited if, while unvested, a non-employee director resigns or retires from the Board (other than with the express approval of the Corporate Governance Committee), or is asked to leave the Board by the Corporate Governance Committee. In addition, under our 2013 Equity Incentive Plan, a non-employee director may receive awards for no more than 150,000 shares per calendar year.

Stock Ownership Guidelines.

Our Board instituted the following stock ownership guidelines for non-employee directors:

•

Directors must maintain a holding of at least 15,000 shares of our common stock (excluding unexercised stock options and unvested restricted shares). The value of this number of shares of our common stock was equal to at least five times the then-current annual retainer payable to our directors (excluding any additional fees paid for chair positions or committee participation) as calculated at the time of adoption of this guideline and based upon the closing price per share of our common stock on December 31, 2010 (this amount is greater than five times the current annual retainer payable to our directors based on the closing price per share for our common stock as reported by NASDAQ on December 31, 2015).

•

Each director has five years following the later of commencement of his or her service on our Board or the adoption of our stock ownership guidelines to satisfy the minimum share holdings of our stock ownership guidelines.

•	Directors may sell enough shares to cover the income tax liability when restricted shares vest.

Director Compensation for 2015

The following table sets forth information regarding compensation earned by our non-employee directors for the year ended December 31, 2015. Mr. Ungaro is not included in this table as he is an employee and he receives no compensation for his service as a director. His compensation as an employee is shown in the Summary Compensation Table on page 37. Mr. Turner is not included in this table as he was appointed to our Board on April 18, 2016 and did not earn any compensation during 2015.

Name	Annual Retainer($)	Board and Committee Chair Fees($)	Committee Fees($)	Total Cash Fees Earned($)	Stock Awards($) (1)(2)	Option Awards($) (2)(3)	All Other Compensation		Total($)
Prithviraj Banerjee	$40,000	$5,000	$5,000	$50,000	$49,990	—	—		$99,990
Martin J. Homlish	$33,111	—	$4,139	$37,250	—	$242,978	—		$280,228
Stephen C. Kiely	$40,000	$30,000	$12,002	$82,002	$84,973	—	—		$166,975
Frank L. Lederman	$20,000	$5,000	$7,500	$32,500	—	—	$100,000	(4)	$132,500
Sally G. Narodick	$40,000	—	$15,571	$55,571	$54,992	—	—		$110,563
Daniel C. Regis	$40,000	$15,000	$15,000	$70,000	$69,999	—	—		$139,999
Stephen C. Richards	$40,000	$5,576	$15,000	$60,577	$54,992	—	—		$115,569
Max L. Schireson	$40,000	$1,141	$10,000	$51,141	$24,035	—	—		$75,176

(1)	Amounts in this column represent the fair value of the restricted stock awards granted on June 10, 2015, calculated by multiplying the closing price of our common stock as reported by NASDAQ on the trading day immediately prior to grant ($31.46) by the number of shares awarded disregarding any adjustments for estimated forfeitures. The amount any director realizes from these restricted stock awards, if any, will depend on the future market value of our common stock when these shares are sold, and there is no assurance that any director will realize amounts at or near the values shown. A more detailed discussion of the assumptions used in the valuation of stock awards made in the year 2015 may be found in Note 2 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)	The following table provides additional information about non-employee director equity awards, including the stock awards made to non-employee directors during 2015 and the number of stock options and shares of restricted stock held by each non-employee director on December 31, 2015:

Name	Restricted Shares Granted in 2015(a)	Stock Options Granted in 2015	Restricted Stock Awards Outstanding December 31, 2015(b)	Stock Options Outstanding December 31, 2015(b)
Prithviraj Banerjee	1,589	—	1,589	—
Martin J. Homlish	—	20,000	—	—
Stephen C. Kiely	2,701	—	2,701	—
Frank L. Lederman	—	—	—	—
Sally G. Narodick	1,748	—	1,748	—
Daniel C. Regis	2,225	—	2,225	—
Stephen C. Richards	1,748	—	—	—
Max L. Schireson	764	—	764	—

(a)	Pursuant to the policy described under “Equity Compensation — Restricted Stock Awards” above, on June 10, 2015, we granted to each non-employee director shares of restricted stock, all of which vest on the earlier of June 10, 2016 and the date that is immediately prior to the date of our 2016 Annual Meeting.

(b)	Dr. Lederman did not stand for re-election to the Board and his term as a Board member and Compensation Committee member expired on June 10, 2015, the date of our 2015 annual meeting of shareholders. Mr. Richards unexpectedly passed away in November 2015 and his term as a Board member and Compensation Committee and Audit Committee member ended at that time.

(3)	This amount represents the aggregate grant date fair value of the stock option award, without reflecting forfeiture, computed in accordance with ASC 718 for 2015. This amount does not represent the actual amount paid to or realized by the Director for this award during 2015.

(4)	Dr. Lederman did not stand for re-election to the Board and his term as a Board member and Compensation Committee member expired on June 10, 2015, the date of our 2015 annual meeting of shareholders. This amount represents a $100,000 cash bonus in recognition of Dr. Lederman’s eleven years of valued service and contributions.

EXECUTIVE OFFICERS

The following table lists our executive officers, who will serve in the capacities noted until their successors are duly appointed, and their respective ages as of April 8, 2016:

Name	Age	Position
Peter J. Ungaro	47	President and Chief Executive Officer
Brian C. Henry	59	Executive Vice President and Chief Financial Officer
Barry C. Bolding	55	Senior Vice President and Chief Strategy Officer
Charles D. Fairchild	47	Vice President, Corporate Controller and Chief Accounting Officer
Charles A. Morreale	54	Senior Vice President, Field Operations
Michael C. Piraino	48	Senior Vice President Administration, General Counsel and Corporate Secretary
Steven L. Scott	50	Senior Vice President and Chief Technology Officer
Ryan W. J. Waite	45	Senior Vice President, Products
Margaret A. Williams	57	Senior Vice President, Research and Development

Peter J. Ungaro has served our as Chief Executive Officer and as a member of our Board of Directors since August 2005 and as our President since March 2005. From September 2004 until March 2005, Mr. Ungaro served as our Senior Vice President responsible for sales, marketing and services and from August 2003 until September 2004, he served as our Vice President responsible for sales and marketing. He served as Vice President, Worldwide Deep Computing Sales for IBM Corporation from April 2003 to August 2003 and as Vice President, Worldwide HPC Sales, from February 1999 to April 2003. Mr. Ungaro also held a variety of other sales leadership positions at IBM beginning in 1991. Mr. Ungaro received a B.A. from Washington State University.

Brian C. Henry has served as our Executive Vice President and Chief Financial Officer since May 2005. Mr. Henry is responsible for finance and accounting, manufacturing and supply chain. Mr. Henry previously served as Executive Vice President and Chief Financial Officer of Onyx Software Corporation, a full suite customer relationship management company, from 2001 to 2005. From 1999 to 2001, he was Executive Vice President and Chief Financial Officer of Lante Corporation, a public Internet consulting company focused on e-markets and collaborative business models. From 1998 to 1999, Mr. Henry was Chief Operating Officer, Information Management Group, of Convergys Corporation, which was spun off from Cincinnati Bell Inc., a diversified service company, where Mr. Henry served as Executive Vice President and Chief Financial Officer from 1993 to 1998. From 1983 to 1993, he was with Mentor Graphics Corporation in key financial management roles, serving as Chief Financial Officer from 1986 to 1993. Prior to that, Mr. Henry worked at Deloitte & Touche LLP, an accounting and audit firm, as a Certified Public Accountant. Mr. Henry received a B.S. from Portland State University and an M.B.A. from Harvard University where he was a Baker Scholar.

Barry C. Bolding has served as our Senior Vice President and Chief Strategy Officer, responsible for our strategic planning and corporate development since August 2015. From July 2014 to August 2015, he served as our Vice President, Marketing and Business Development responsible for our corporate and product marketing as well as business and corporate development. From September 2011 to July 2014, he was our Vice President, Storage and Data Management and Corporate Marketing. From May 2010 until November 2011, Dr. Bolding served as Vice President, Cray Products Group and Corporate Marketing, overseeing product management, applications, benchmarking and corporate and product marketing for our entire range of high performance computing solutions. From January 2009 to May 2010, he served as our Vice President of the Scalable Systems Business Unit. Prior to January 2009, Dr. Bolding was our Director of Product Marketing where he analyzed future products and developed long-term strategies. Over the course of his career, Dr. Bolding has worked with key customers in government, academia and commercial markets and held positions as a scientist, applications specialist, systems architect and presales product and marketing manager. He first joined Cray Research, Inc. in 1992 and later worked with Network Computing Services and IBM, returning to Cray in 1999. Dr. Bolding received a B.S. in chemistry from the University of California at Davis and a Ph.D. in chemical physics from Stanford University.

Charles D. Fairchild has served as our Vice President, Corporate Controller and Chief Accounting Officer since May 2010. Mr. Fairchild previously served as Chief Financial Officer of Radiant Research, Inc., a clinical research and development company, and spent 14 years at Deloitte & Touche LLP. Mr. Fairchild received a B.A. in business administration and an M.B.A. from the University of Washington.

Charles A. Morreale has served as our Senior Vice President, Field Operations since September 2011. Mr. Morreale is responsible for customer facing organizations around the world including sales and presales, service, benchmarking and special purpose systems. Prior to such appointment, Mr. Morreale served as our Vice President Custom Engineering responsible for custom engineering. Prior to that, he served as our Vice President responsible for central and field service and benchmarking organizations from April 2005 through January 2009, and, from March 2004 until April 2005, as Director of Worldwide Sales Support. From 2001 to 2004, he was an HPC Sales Executive at IBM and was responsible for worldwide HPC sales activities in the life sciences segment. From 1984 to 2001, he held a variety of positions at Cray Research, Inc. and Silicon Graphics, Inc., starting as a programmer analyst and ending as the Northeast Territory Sales Account Manager. He received a B.S. from The College of New Jersey.

Michael C. Piraino has served as our Senior Vice President Administration, General Counsel and Corporate Secretary since August 2015. Mr. Piraino is responsible for the legal, human resources, information technology and facilities teams. From September 2011 to August 2015, Mr. Piraino was our Vice President Administration, General Counsel and Corporate Secretary, responsible for the legal, human resources, information technology, facilities and government programs teams. From October 2009 to September 2011, he served as Vice President, General Counsel and Corporate Secretary and was responsible for legal and since August 2010, he was responsible for human resources as well. From October 2007 to September 2009, he was an attorney at Fenwick & West LLP (and a predecessor firm), where his practice focused on corporate finance and securities. From October 2006 to June 2007, Mr. Piraino served with the Exbiblio family of technology companies in various positions, including Chief Executive Officer. From May 1999 to October 2006, he was at WatchGuard Technologies, Inc., a provider of network security solutions, in various roles, including Vice President, General Counsel and Secretary. From October 1995 to May 1999, he was an attorney at Perkins Coie LLP, a law firm. Mr. Piraino began his career as a propulsion engineer at The Boeing Company. He received a B.S. in aeronautical and astronautical engineering from Purdue University and a J.D., magna cum laude, from the Seattle University School of Law.

Steven L. Scott has served as our Senior Vice President and Chief Technology Officer, since September 2014 when he rejoined us. Dr. Scott is responsible for designing the integrated infrastructure that will drive our next generation of supercomputers. Dr. Scott previously had served as Principal Engineer in the Platforms Group at Google and before that as the Senior Vice President and Chief Technology Officer for NVIDIA’s Tesla business unit. Dr. Scott first joined us in 1992, after earning his Ph.D. in computer architecture and BSEE in computer engineering from the University of Wisconsin-Madison. He was the chief architect of the Cray X1 scalable vector supercomputer. Dr. Scott is a noted expert in high performance computer architecture and interconnection networks. He received the 2005 ACM Maurice Wilkes Award and the 2005 IEEE Seymour Cray Computer Engineering Award, and is a Fellow of IEEE and ACM. Dr. Scott was named to HPCwire’s “People to Watch in High Performance Computing” in 2012 and 2005.

Ryan W. J. Waite has served as our Senior Vice President, Products, responsible for product management for our compute, storage and analytics products since December 2014. Before joining us, Mr. Waite was the general manager of the Data Services group at Amazon Web Services, where he oversaw five big-data services, including product management, engineering and operations. While at Amazon Web Services, he directed the Amazon Kinesis, AWS Fraud Detection, AWS Data Warehouse, AWS Metering and Tag Metadata teams. Before that, Mr. Waite spent 20 years at Microsoft where he was most recently the general manager for its high performance computing team. In that role, he led Microsoft’s HPC business and an engineering team that was responsible for the architecture, development, and test and program management of Windows HPC Server and its integration with Azure.

Margaret A. (Peg) Williams has served as our Senior Vice President, Research and Development since July 2014, responsible for our software and hardware engineering efforts for all of our research and development projects. In March 2016, she informed Cray of her plans to retire as early as the end of 2016. From September 2011 to July 2014, Dr. Williams served as our Senior Vice President, High Performance Computing Systems, responsible for our high performance computing systems software and hardware research and development efforts, product management and product marketing. Prior to such appointment, Dr. Williams served as our Senior Vice President of Research and Development responsible for our software and hardware research and development efforts, including our current and future products and projects. Dr. Williams joined us in May 2005. From 1997 through 2005, she held various positions with IBM, including Vice President of Database Technology and Director and Vice President of HPC Software and AIX Development. She also led the user support team at the Maui High Performance Computing Center, a research and development center, from 1993 through 1996. From 1987 through 1993, Dr. Williams held various positions in high performance computing software development at IBM. Dr. Williams received a B.S. in mathematics and physics from Ursinus College and an M.S. in mathematics and a Ph.D. in applied mathematics from Lehigh University.

COMPENSATION OF THE EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following discussion describes the material elements of compensation for 2015 for the following executive officers identified in the “Summary Compensation Table” below (the “Named Executive Officers”):

Peter J. Ungaro	President and Chief Executive Officer
Brian C. Henry	Executive Vice President and Chief Financial Officer
Michael C. Piraino	Senior Vice President Administration, General Counsel and Corporate Secretary
Steven L. Scott	Senior Vice President and Chief Technology Officer
Margaret A. Williams	Senior Vice President, Research and Development

This discussion covers 2015 corporate performance, our compensation philosophy and objectives for 2015, the components of our compensation program and the process we followed in determining executive compensation for 2015. It also presents a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of these Named Executive Officers for 2015.

2015 Corporate Performance

We believe it is critical to our short-term and long-term success that our compensation policies, plans and programs be closely correlated with our corporate performance. The following are three areas of corporate performance we evaluated in connection with determining our Named Executive Officers’ total compensation in 2015:

•

Revenue.    Revenue increased from $561.6 million in 2014 to $724.7 million in 2015. As further described below, the achievement of predetermined revenue goals, including from certain of our key initiatives, was a significant factor in determining the target and actual total compensation of our Named Executive Officers in 2015.

•

Adjusted Operating Income.    Adjusted Operating Income was $41.0 million in 2015, up from $9.2 million in 2014. There were no adjustments to operating income in 2015 or 2014. We use the achievement of a specified level of adjusted operating income as a significant component for determining the target and actual total compensation of our Named Executive Officers because we believe it rewards growing revenues, controlling expenses and increasing gross profit contributions, in furtherance of our long-term goal of profitable growth.

•

Net Income.    We reported net income of $27.5 million or $0.68 per share in 2015. Net income was $62.3 million or $1.54 per share in 2014. Net income results for 2014 benefited from a $52.6 million income tax benefit which was driven by a reduction of substantially all of the valuation allowance held against the Company’s deferred tax assets. Although we do not use a predetermined net income goal as an actual component for determining the target and actual total compensation of our Named Executive Officers, we believe sustained, profitable growth is a critical long-term corporate goal.

Overview of 2015 Compensation Determinations

As a result of our operational and financial performance in 2015 and earlier, and in light of the Mercer analyses and other factors described in this Proxy Statement, the Compensation Committee:

•	Base Salary — Maintained base salaries at the same levels as in 2014 for Messrs. Ungaro, Henry, Piraino and Drs. Scott and Williams;

•	Annual Cash Incentive Compensation Plan —

•

Target Bonuses — Maintained the target bonus awards as a percentage of base salary at the same levels as in 2014 for Messrs. Ungaro and Henry and Drs. Scott and Williams and increased the target bonus award for Mr. Piraino in connection with his promotion to Senior Vice President.

•

Performance Goals and Achievement — For 2015, the annual cash incentive plan for our senior officers used a balanced scorecard, which was based on quantitative financial goals and qualitative individual leadership goals, consistent with prior years. Our 2015 annual cash incentive plan for our senior officers included a 25% 100% and 200% level percentage attainment for our quantitative financial goals and qualitative individual leadership goals. If the minimum 25% threshold attainment is not met, then the attainment for that particular goal is deemed to be 0%. In addition, our approach has been to set “stretch” goals such that even threshold attainment can reflect a significant accomplishment and therefore 0% attainment on a particular goal can result from what by external standards could be deemed successful execution. For 2015: the percentage achievement for our Revenue goal was 95.7%; the percentage achievement for our Commercial Revenue goal was 200%; attainment against the New Product Revenue goal did not meet the minimum threshold; the percentage achievement for the Operating Income goal was 103% and the percentage achievement for the Quarterly Scaling goals was 125%. Each of these goals is described in greater detail below. Considering these achievements together with the attainment of the individual leadership goals of our Named Executive Officers, for 2015, the overall percentage achievement under our 2015 annual cash incentive plan for Mr. Ungaro was 103.8%, for Mr. Henry it was 103%, for Mr. Piraino it was 102.8%, for Dr. Williams it was 103.3% and for Dr. Scott it was 102.6%.

•

Granted long-term equity awards in the form of time-based vesting stock options, time-based vesting restricted stock units and performance vesting restricted stock units to Messrs. Ungaro, Henry and Piraino and Drs. Scott and Williams.

As a result of these decisions, approximately 92% of the total 2015 target compensation for our Chief Executive Officer and approximately 86% to 90% of the total 2015 target compensation for all of our other Named Executive Officers was performance vesting and dependent upon organizational and individual performance.

Philosophy and Objectives

We offer technology-differentiated products and services that require a highly educated, specialized and sought-after workforce and often involve long development cycles. In light of these challenges, our compensation philosophy is to provide and effectively implement policies, plans and programs designed to attract, retain and motivate the workforce required for us to achieve our strategic as well as tactical goals and create long-term value for our shareholders. To assist in these efforts, our compensation program has the following objectives:

•	To provide effective compensation and benefit programs that are competitive both within our industry and with other relevant organizations with which we compete for employees;

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To encourage and reward behaviors that ultimately contribute to the achievement of organizational goals that increase long-term shareholder value without encouraging unbalanced short-term focus or inappropriate risk taking, thus fostering an innovative, high-performance culture;

•	To align the interests of employees with the long-term interests of our shareholders;

•	To provide a retention incentive; and

•	To provide a work environment that promotes integrity, innovation and excellence, teamwork and respect for the individual.

Compensation Program Components and Purposes

We believe the components of our compensation program described below provide an appropriate mix of fixed and variable pay, balance incentives for short-term operational performance with long-term increases in shareholder value, reinforce an innovative, high-performance culture, encourage recruitment and retention of our employees and officers and create direct alignment with our shareholders by providing equity ownership in the company. As employees assume greater levels of responsibility, an increasing proportion of their compensation is linked to performance. We review our compensation program periodically and make adjustments as needed or appropriate to meet our objectives. We describe below the principal components of our compensation program and the purpose of each component.

The Compensation Committee believes that the overall structure of the compensation for the Named Executive Officers is in furtherance of our compensation philosophy and objectives in providing, within our means and for our industry, competitive total target compensation with sufficient base salaries coupled with a significant proportion of the total target compensation based on performance and at risk, including a meaningful proportion that is equity-based, to align the officers’ interests with those of our shareholders and provide a strong retention and performance incentive.

•	Base Salaries — To provide fixed compensation to attract and retain the best employees at all levels

•

Base pay opportunities for all positions are determined based on appropriate competitive reference points from salary surveys and other sources, internal responsibilities and each employee’s experience, qualifications, performance and potential impact within our organization.

•	Short-Term Incentives — To motivate and reward achievement of and significant progress related to critical, tactical, strategic and financial goals

•

Consistent with competitive practices, virtually all employees have a portion of targeted total compensation at risk, contingent on performance relative to corporate, team and individual objectives. Employees should share in rewards when mutual efforts contribute to outstanding overall results.

•	Long-Term Incentives — To encourage recipients to focus on creating long-term shareholder value and to provide significant retention incentives in the face of retention challenges

•	Key decision-makers have a meaningful portion of their total compensation opportunity linked to our success in or progress towards meeting our long-term objectives and increasing shareholder value.

•	Significant retention incentives are necessary to retain highly educated, specialized and sought-after leaders, particularly in competition with companies with significantly greater resources.

•

Long-term equity awards, such as awards of restricted stock, restricted stock units and stock options, encourage recipients to focus on performance and initiatives that should lead to an increase in the market price of our common stock, which benefits our shareholders; and unvested awards of restricted stock, restricted stock units and in-the-money stock options can provide a retention incentive.

•	Employee Benefits — To meet the health and welfare needs of our employees and their dependents

•

We assist employees in meeting important needs such as retirement income, affordable health care, survivor income, disability income, paid vacation and other needs through company-sponsored programs that promote good health and financial security and provide employees with reasonable flexibility in meeting their individual needs.

•

We do not provide the Named Executive Officers or our other senior officers any deferred compensation or special retirement or pension plans nor any benefits or perquisites that are not available to our employees generally.

•

Severance Policy and Change of Control Agreements — To attract and retain officers and to encourage them to remain focused and engaged in the event of rumored or actual fundamental corporate changes and during any corporate transition

•	We provide continuation of compensation and benefits to certain officers if they are terminated without Cause or resign for Good Reason, as those terms are defined in our policies and agreements.

•	Other Compensation-Related Policies and Practices — To enforce our commitment to good corporate governance practices related to compensation, including:

•

Our insider trading policy prohibits transactions that involve pledging, hedging or short sales of Cray equity. Our Chief Executive Officer is subject to, and is in compliance with, our stock ownership guidelines, which encourages a level of stock ownership that we believe appropriately aligns his long-term interests with those of our shareholders. We have a clawback or recoupment policy for certain performance-based incentive compensation of our executive officers.

•	We do not provide company-paid retirement benefits.

Benchmarking and Other Factors

For its 2015 compensation decisions, the Compensation Committee considered Mercer’s recommendations to contextualize the overall total compensation approach and general market competitiveness and compared the compensation approach to our peer group companies.

Each year, to assist the Compensation Committee in its deliberations on executive compensation, the Compensation Committee reviews and updates our list of peer companies (our “Peer Group”) as points of comparison, as necessary, to ensure that the comparisons are meaningful. When considering companies for inclusion as one of our peer group companies, the Compensation Committee considers companies that are in our industry, are similar to us with respect to elements such as operating results, research and development investments and product solutions, and those companies with whom we compete in the recruitment of executive officers. Based on these factors and management’s input, Mercer recommended, and the Compensation Committee approved, the following companies to comprise our peer group: Ansys Inc., Avid Technology, Inc., Cavium Inc., Commvault Systems, Inc., Extreme Networks, Inc., F5 Networks, Inc., FEI Company, Harmonic Inc., Mellanox Technologies Inc., OSI Systems, Qlik Technologies, Inc., QLogic Corporation, Quantum Corp., Riverbed Technology Inc., Silicon Graphics International Corp. and Super Micro Computer, Inc. Between 2014 to 2015, our Peer Group changed with (i) the addition of Avid Technology, Inc., Cavium Inc., Commvault Systems, Inc., Harmonic Inc., Mellanox Technologies Inc. and Qlik Technologies, Inc. based on industry, revenue size and business description and (ii) the removal of (a) Electro Scientific Industries, Inc., Mercury Systems, Inc., Micrel, Incorporate and Radisys Corporation, due to their respective small revenue size compared to us, (b) Fusion-IO Inc. due to its acquisition in 2014 and (c) Ocz Technology Group, Inc. due to its bankruptcy in 2014. During 2015, we removed Emulex Corporation and Riverbed Technology, Inc. from our Peer Group as they were both acquired and no longer remained public companies. The Compensation Committee also relied on data from the 2015 Radford Global Technology Survey, which is comprised of organizations within the technology sector and includes data subsets that are comprised of organizations that are similar to us in terms of size. However, the Compensation Committee does not benchmark its compensation to any particular level or against any specific member of the Peer Group. Rather, it utilizes the Peer Group information and the Radford and IPAS surveys as data points in determining, with the assistance of Mercer, the appropriate overall total compensation.

As in previous years, the Compensation Committee, in making specific decisions regarding each Named Executive Officer’s (other than Mr. Ungaro) compensation, considered Mr. Ungaro’s recommendations described above regarding our other senior officers and factors such as the internal and external relative parity among senior management, the experience and performance of individual officers, their current compensation levels, their potential impact within Cray and the reasonableness of the officer’s compensation in light of our compensation objectives and our operational and financial performance. Historically, we have had a relatively flat salary structure for our senior officers, with the significant differences in total compensation among the senior officers reflected in short-term cash and long-term equity incentive awards. This approach helps us manage our fixed costs and yet provides the potential for higher compensation levels based on performance-dependent, short- and long-term incentives.

The Compensation Committee recognizes that competition for our Named Executive Officers, including Mr. Ungaro, generally comes from much larger companies with significantly greater resources, whether in the high performance computing industry or other technology companies, for which directly comparable compensation information may not be publicly available. The Compensation Committee also believes that for technical and engineering positions, there are less consistently defined positions across technology companies so that the survey and peer group compensation information is less directly applicable to them.

Each of the Named Executive Officers has significant high performance computing experience or achievements and roles not reflected in general survey and peer group analyses. The Compensation Committee also supplemented the specific compensation information provided by Mercer with its collective experience, judgment and trending assumptions to establish the 2015 compensation for the Named Executive Officers and other senior officers.

Results of the 2015 Say-on-Pay Vote

We value the input of our shareholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. When designing our 2016 executive compensation program for our Named Executive Officers, the Compensation Committee carefully considered, among other things, the vote results from our 2015 annual meeting. The Compensation Committee considered the results of our 2015 say-on-pay vote that reflected strong support for our compensation practices, as well as the lack of any significant shareholder feedback requiring compensation changes, and decided to continue our existing compensation policies and practices. In addition, we engage in dialogue with our large stockholders on an ongoing basis. The Compensation Committee will continue to consider the results of our say-on-pay votes when making future compensation decisions for named executive officers.

2015 Compensation Determinations

Base Salary

The Compensation Committee uses a salary structure based on market data as a tool to estimate competitive base salaries. With Mr. Ungaro’s assistance (except with respect to Mr. Ungaro’s salary), the salary of each executive officer is evaluated relative to the market median salary according to experience, qualifications, performance and the particular impact the role can have within Cray. The actual salaries of our Named Executive Officers averaged 2% below the estimated market median of the position based on competitive market data.

The Compensation Committee considered the base salaries of Messrs. Ungaro, Henry and Piraino and Drs. Scott and Williams to be appropriate and they remained unchanged from 2014. While Named Executive Officers salaries are reviewed each year, increases are infrequent.

Annual Cash Incentive Compensation Plan

Our annual cash incentive plans are an important element of the compensation program for our employees (the “2015 Employee Bonus Plan”) and senior officers, including the Named Executive Officers (the “2015 Executive Bonus Plan”). Our 2015 Executive Bonus Plan was based on a “balanced scorecard” award plan, which in turn was based on quantitative financial goals and individual goals. These awards were payable only if the specified goals were achieved.

Based on analysis of our Peer Group and the Radford and IPAS Surveys described above, for 2015, the target awards as a percentage of base salary for Messrs. Ungaro and Piraino were above the 75th percentile and the target awards as a percentage of base salary for Drs. Scott and Williams were between the 50th and 75th percentiles and the target award as a percentage of base salary for Mr. Henry was between the 25th and the 50th percentile. We maintained the target bonus awards as a percentage of base salary at the same levels as in 2014 for Messrs. Ungaro and Henry and Drs. Scott and Williams and increased the target bonus award for Mr. Piraino in connection with his promotion to Senior Vice President. However, the Compensation Committee does not benchmark its compensation to any particular level or against any specific member of the Peer Group. Rather, it utilizes the Peer Group information as a data point in determining, with the assistance of Mercer, the appropriate compensation. The Compensation Committee believes that the Named Executive Officers should have a greater proportion of their variable compensation relative to total compensation at-risk and based on performance, thus emphasizing the incentive nature of their compensation. The Compensation Committee also believes that the incentive plan targets should contain rigorous thresholds that must be met before the target awards can be earned.

Annual Cash Incentive Compensation Targets

The following table sets forth the 2015 target award amount for the Named Executive Officers listed below pursuant to our 2015 annual cash incentive plan:

Named Executive Officer	Title	Target Award as % of Base Salary
Peter J. Ungaro	President and Chief Executive Officer	150%
Brian C. Henry	Executive Vice President and Chief Financial Officer	65%
Michael C. Piraino	Senior Vice President Administration, General Counsel and Corporate Secretary	65%
Steven L. Scott	Senior Vice President and Chief Technology Officer	65%
Margaret A. Williams	Senior Vice President, Research and Development	75%

General Conditions

The minimum percentage achievement for each balanced scorecard goal was 25% (at the “Threshold” target — below the Threshold target achievement was set at 0%) and the maximum was 200% (at the “Maximum” target). In addition, our approach has been to set “stretch” goals such that even threshold attainment can reflect a significant accomplishment and therefore 0% attainment on a particular goal can result from what by external standards could be deemed successful execution. Subject to the caps described below, the achievement for each balanced scorecard goal was added based on the weighting of that particular goal for the individual to determine an overall balanced scorecard percentage payout.

The aggregate bonus payment to all participants (including both Named Executive Officers and employees) under the 2015 Employee Bonus Plan and the 2015 Executive Bonus Plan (together, the “Bonus Plans”) may not exceed 33% of PBOI (“pre-bonus” operating income, defined below). To the extent, absent this cap, the aggregate bonus payment under the Bonus Plans would exceed 33% of PBOI, all such bonus payments are reduced on a pro-rata basis such that the aggregate bonus payment under the Bonus Plans equals 33% of PBOI. “PBOI” means Operating Income with aggregate bonuses otherwise payable under the Bonus Plans added back. For 2015, no PBOI adjustment was required.

The 2015 Executive Bonus Plan includes qualified financial goals, which are weighted differently for each participating Named Executive Officer, depending on their areas of responsibility and the factors over which they have the most influence. In addition, each Named Executive Officer has individual leadership goals.

Qualified Financial Goals

The following are the qualified financial goals included in our Bonus Plans and the rationale for including them. These goals were established by our Compensation Committee.

•	Revenue — To emphasize the importance of improving our overall financial performance by expanding our addressable market in areas where we can leverage our experience and technology.

•	Commercial Revenue — To emphasize the importance of growth in this strategic market segment.

•	New Product Revenue — To emphasize the importance of growth in new offerings recently brought to market.

•

Operating Income — (GAAP operating income excluding the in-year costs and benefits of acquisitions and divestitures, with the following added back that impacted GAAP operating income: non-cash accounting changes; restructuring charges or impairment costs; and one-time events) to maintain an emphasis on profitability during a period of rapid growth.

•	Quarterly Scaling — To emphasize the importance of planning and preparing operationally for continued rapid growth.

With respect to the Revenue goal, the threshold goal, or 25% attainment, was $655 million, the target goal, or 100% attainment, was $730 million, and the maximum goal, or 200% attainment, was $880 million or above. With respect to the Commercial Revenue goal, the minimum goal, or 25% attainment, was $35 million, the target goal, or 100% attainment, was $73 million, and the maximum goal, or 200% attainment, was $110 million or above. With respect to the New Product Revenue goal, the minimum goal, or 25% attainment, was $20 million, the target goal, or 100% attainment, was $40 million, and the maximum goal, or 200% attainment, was $70 million or above. With respect to the Operating Income goal, the threshold goal, or 25% attainment, was $20 million, the target goal, or 100% attainment, was $40 million, and the maximum goal, or 200% attainment, was $72 million or above. With respect to the Quarterly Scaling goals of 24 possible, the minimum goal, or 25% attainment, was 17 goals, the target goal, or 100% attainment, was 20 goals, and the maximum goal, or 200% attainment, was 24 goals.

The 2015 scorecards for each Named Executive Officer were the same except for their Leadership goals. 20% was weighted for Revenue, 10% for Commercial Revenue, 10% for New Product Revenue, 40% for Operating Income, 10% for Quarterly Scaling and 10% for Leadership goals. For 2015, the percentage achievement for the Revenue goal was 95.7% and the percentage achievement for the Commercial Revenue goal was 200%. Attainment against the New Product Revenue goal did not meet the minimum threshold. The percentage achievement for the Operating Income goal was 103%. The percentage achievement for the Quarterly Scaling goals was 125%.

Individual Leadership Goals

In addition to the quantitative financial goals, each Named Executive Officer had his or her own leadership goals, which are described in more detail below. With respect to the leadership goals, the minimum goal, or 25% attainment, was “Meets Some Expectations”, the target goal, or 100% attainment, was “Fully Meets Expectations”, and the maximum goal, or 200% attainment, was “Dramatically Exceeds Expectations”.

If actual results fell between the specified levels but above the minimum threshold goal, a resulting percentage could, in the discretion of the Compensation Committee, be interpolated.

For each of the Named Executive Officers, following is a summary of their individual leadership goals for 2015:

Peter J. Ungaro — Mr. Ungaro’s leadership goals included positioning the Company to grow revenue at 20% year-to-year in 2015 and beyond, developing overall strategy to meet our business goals, living our core values and continued compliance with applicable governmental rules and regulations.

Brian C. Henry — Mr. Henry’s leadership goals included supporting the Products organization on business decisions, improving management reporting with leading and key operating performance indicators, developing revenue recognition policies for new revenue recognition standards, shortening manufacturing order-to-delivery lead times, building an adequate manufacturing capacity and space plan, living our core values and continued compliance with applicable governmental rules and regulations.

Michael C. Piraino — Mr. Piraino’s leadership goals included building a strong hiring and on-boarding process to bring the best talent to the Company, defining and documenting succession planning for each team overseen by Mr. Piraino, managing facilities long-term space planning and implementing facilities near-term space plans, developing a three to five year information technology infrastructure plan, including cybersecurity, living our core values and continued compliance with applicable governmental rules and regulations.

Steven L. Scott — Dr. Scott’s leadership goals included working on product roadmaps, supporting various organizations within the Company, living our core values and continued compliance with applicable governmental rules and regulations.

Margaret A. Williams — Dr. Williams’ leadership goals included completing research and development deliverables and milestones, delivering on-time products pursuant to Company product roadmaps, living our core values and continued compliance with applicable governmental rules and regulations.

Based upon the Compensation Committee’s review of the Named Executive Officers’ achievement against each of their individual leadership goals during 2015 under the 2015 Executive Bonus Plan, it was determined that: Mr. Ungaro attained 110% of his leadership goals; Mr. Henry attained 102% of his leadership goal; Mr. Piraino attained 99% of his leadership goal; Dr. Scott attained 98% of his leadership goal; and Dr. Williams attained 105% of her leadership goals.

For 2015, the overall percentage achievement under our 2015 Executive Bonus Plan for Mr. Ungaro was 103.8%, for Mr. Henry it was 103%, for Mr. Piraino, it was 102.8%, for Dr. Scott it was 102.6% and for Dr. Williams it was 103.3%.

For information regarding actual amounts paid under the 2015 Executive Bonus Plan, see the tables and associated footnotes and narratives under “Compensation Tables” below.

Difficulty of Performance Goals

We believe that the Compensation Committee has historically set performance targets for our annual cash incentive plan that are achievable, but that include significant challenges to be met, with annual incentive awards at target being at substantial risk and incentive awards above target being very difficult to realize. In the past five years, we paid above-target awards for 2012, and paid below-target awards for 2010, 2011, 2013 and 2014. The Compensation Committee likewise determined that the 2015 qualified financial goals and the individual leadership goals were achievable, but required significant effort to be met, and these goals were achieved above target for 2015.

Discretionary Bonuses

Our Compensation Committee may award discretionary cash bonuses to, among other things, incentivize new hires, encourage retention of executives and reward individuals or groups of individuals who make exceptional contributions to Cray. No discretionary bonuses were paid to our Named Executive Officers during 2015.

Long-Term Equity Awards

Historically, and in 2015, we granted stock options, restricted stock awards and restricted stock units to certain new hires, principally for senior manager and officer positions and generally on an annual basis as part of the total target compensation plan for the Named Executive Officers and other senior officers. In addition in 2015, we granted performance vesting restricted stock units to our senior officers.

In accordance with our compensation philosophy and objectives described above, these grants are designed to:

•	Align the interest of recipients with our shareholders;

•	Motivate and reward recipients to increase shareholder value over the long-term;

•	Provide a significant portion of their total target compensation at risk subject to future performance; and

•	Provide a retention incentive.

In the past several years we have recruited a number of key senior officers and through that process have learned that the available talent pool in our industry is limited and that candidates and our officers have significant other opportunities. Given these circumstances, the Compensation Committee has emphasized the retention nature of equity awards to keep our senior management team in place.

Target Total Equity Awards

Mercer provided market data estimating the total long-term incentive values expressed as multiples of base salaries for each of the Named Executive Officers. The Compensation Committee has not used any one factor in its equity grant determinations. Rather, in determining the size of equity awards, the Compensation Committee considered the Named Executive Officer’s (i) contributions to our overall performance, (ii) future potential performance and contributions to Cray, (iii) current ownership of our common stock, (iv) extent and frequency of prior stock option grants and restricted stock awards and/or restricted stock units and (vi) unvested stock options and restricted stock awards and/or restricted stock units and the remaining duration of the outstanding stock options, restricted stock awards and/or restricted stock units. In addition, in 2015, the Compensation Committee decided to create a special performance incentive, that also has significant retention benefits, reflected in the performance vesting restricted stock unit grants to our senior officers.

The following table sets forth the value of the 2015 equity grants to the Named Executive Officers expressed as a multiple of their respective base salary:

Named Executive Officers	Title	Total Equity Award Value as a Multiple of Base Salary(1)
Peter J. Ungaro	President and Chief Executive Officer	10.54x
Brian C. Henry	Executive Vice President and Chief Financial Officer	7.22x
Michael C. Piraino	Senior Vice President Administration, General Counsel and Corporate Secretary	8.36x
Steven L. Scott	Senior Vice President and Chief Technology Officer	7.04x
Margaret A. Williams	Senior Vice President, Research and Development	5.85x

(1)	These multiples are based on the closing price per share of our common stock on the date of grant for restricted stock units and the value of the closing price per share of our common stock one business day prior to the date of grant for stock options based on the Black-Scholes Model.

For additional information regarding equity grants in 2015 and in prior years, see the tables and associated footnotes and narratives under “Compensation Tables” below.

Time-Based Vesting Equity Awards

To provide longer-term performance and retention incentives, we generally grant stock options and restricted stock units. Our stock options typically have ten-year terms and four-year vesting schedules, with the exercise price equaling 100% of the most recent closing price for our common stock as reported by NASDAQ prior to the date of grant. Our time-based vesting restricted stock units typically have four-year vesting schedules. Equity awards are typically granted each year to certain employees. Whether grants are made and the number of shares granted varies based on many factors, including financial performance and retention concerns. As financial gain from stock options depends on increases in the market price for our common stock after the date of grant, we believe stock option grants encourage recipients to focus on performance and initiatives that should lead to an increase in the market price of our common stock, which benefits all of our shareholders. In addition, for unvested restricted stock units, and when the market price for the underlying common stock is higher than the exercise prices of stock options that are not fully vested, those grants of restricted stock units or options provide a retention incentive. Stock options, however, represent a high-risk and potential high-return component, as the realizable value, and consequently the retention incentive, of each stock option can fall to zero if the market price for the underlying common stock falls below the exercise price.

In 2015, we granted time-based vesting restricted stock units and stock options to each of our Named Executive Officers. For Messrs. Ungaro, Henry and Piraino and Dr. Scott, 25% of such restricted stock units vest on each of May 6, 2016, May 6, 2017, May 6, 2018 and May 6, 2019. For Dr. Williams, 50% of such restricted stock units vest on each of May 6, 2016 and May 6, 2017. For Messrs. Ungaro, Henry and Piraino and Dr. Scott, 25% of such stock option awards vest on May 6, 2016, with the remaining balance vesting monthly over the next 36 months, so that all options will be vested on May 6, 2019. For Dr. Williams, 50% of such stock option award vests on each of May 6, 2016 and May 6, 2017.

Performance Vesting Equity Awards

The Compensation Committee continues to believe that, in the right circumstances, performance vesting of equity awards can create a significant performance incentive.

In March 2015, to provide performance incentives, each of our Named Executive Officers was granted restricted stock units that vest upon the achievement of certain revenue and operating income milestones, if both milestones are met in fiscal year 2016, 2017, 2018 or 2019 (with achievement to be determined, generally, no later than July 1 of each subsequent calendar year), subject to the executive officers’ provision of services to us on the applicable determination dates (such awards, the “Performance Vesting RSUs”). Such Performance Vesting RSUs will expire completely and will be terminated on July 2, 2020 if the milestones are not satisfied in any of 2016, 2017, 2018 or 2019. None of the Performance Vesting RSUs were eligible to be earned or vested in 2015.

The Compensation Committee selected these metrics because they are relevant indicators of our financial performance over the short- and longer-terms. Operating income is indicative of our operational profitability and efficiency and provides some balance to encourage profitable revenue growth. Revenue reflects growth in our business. The Compensation Committee believes these milestones represent challenging goals that will require significant growth in revenues and profitability to achieve.

No performance vesting equity awards granted in prior years were eligible to vest in 2015.

Severance Policy and Change of Control Agreements

The Company’s Executive Severance Policy, Management Retention Agreements, stock option plans and equity award agreements provide for certain employment termination and/or change in control benefits. Each is described in more detail under “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table” below.

Retirement Plans

Our only retirement plan for all U.S. employees, including the Named Executive Officers, is a qualified 401(k) plan under which employees may contribute a portion of their salary on a pre-tax basis. Participants may invest in a limited number of mutual funds, and may sell, but may not direct the purchase of, shares of our common stock. For 2015, we matched 20% of each participant’s total 2015 contributions in cash.

We do not have a pension plan for any of our U.S. employees, including our Named Executive Officers. We do not have any plan for any of our Named Executive Officers or other employees that provides for the deferral of compensation on a qualified or non-qualified basis under the IRC other than our 401(k) Plan.

Additional Benefits and Perquisites

We have health and welfare plans available on a non-discriminatory basis to all employees in the United States designed to meet the health and welfare needs of our employees and their families and to provide a total competitive compensation package. We provide these benefits to the Named Executive Officers and other senior officers on the same terms and conditions as provided to all other eligible employees:

•	Group health insurance and dental and vision benefits;

•	Life insurance based on salary, with additional coverage available for purchase up to a maximum of $500,000;

•	Employee Stock Purchase Plan qualified under Section 423 of the IRC;

•	Long-term care insurance;

•	Short-term and long-term disability insurance;

•	Supplemental income protection (available for purchase);

•	Flexible spending accounts for health care and dependent care; and

•	An employee assistance plan and travel assistance plan.

We do not provide benefits or perquisites for the Named Executive Officers or other senior officers that are not available on the same terms to our employees generally.

Chief Executive Officer Stock Ownership Guidelines.    We have stock ownership guidelines for our Chief Executive Officer in furtherance of our goal of aligning the interests of our Chief Executive Officer with those of our shareholders. Under the guidelines, our Chief Executive Officer is expected to hold 200,000 vested shares of our common stock, which amount represented, when we adopted this guideline, at least three (3) times the value of his then-current base salary based on the closing stock price of our stock as of December 31, 2010 (this amount is greater than three (3) times his current base salary based on the closing price per share of our common stock on December 31, 2015), within the later of five years from appointment as Chief Executive Officer and February 2016.

Compensation Recovery.    We have a recoupment or “clawback” policy for cash and equity incentive awards paid to executive officers. The policy provides that if an executive officer’s actual compensation was based upon the achievement of financial results that were subsequently the subject of a substantial restatement of our financial statements and the executive officer’s fraud or intentional illegal conduct materially contributed to that financial restatement, then, in addition to any other remedies available to us under applicable law, to the extent permitted by law and as the Board determines appropriate, we may:

•	cancel any outstanding compensation award granted after the adoption of the policy (whether or not granted pursuant to a plan and regardless of whether it is vested or deferred); and/or

•

require recoupment of all or a portion of any after-tax portion of any bonus, incentive payment, commission, equity-based award or other compensation granted or received after the adoption of the policy.

Under the policy, it is a requirement that the individual was an executive officer when the compensation was granted or received and that the financial restatement resulted in greater compensation than would have otherwise been received.

The Executive Compensation Process

The Compensation Committee determines base salary, the level of target awards under our annual cash incentive plan, including the “balanced scorecard” goals and objectives described below, and the number and type of equity grants to be awarded under our long-term equity incentive plans for our senior officers during the year. In making these determinations, the Compensation Committee considers our corporate goals, business plan and objectives for the year, reviews analyses from our independent compensation consultant, Mercer, and consults with our Chief Executive Officer, when appropriate. For its 2015 compensation decisions, the Compensation Committee considered the Mercer analyses described below to contextualize our overall total compensation approach and general market competitiveness. The Compensation Committee also analyzed compensation payable by companies that we consider to be in our peer group and by other companies with which we generally compete for hiring executives. The Compensation Committee also considered the roles, responsibilities and specialized expertise of the Named Executive Officers, including our Chief Executive Officer and that competition for our Named Executive Officers generally comes from much larger companies with significantly greater resources.

Role and Authority of the Compensation Committee

The current members of the Compensation Committee are Mr. Schireson (Chair), Mr. Kiely, Ms. Narodick and Mr. Turner. Mr. Richards served on the Compensation Committee as a member and also served as its Chairman from June 10, 2015 until his death in November 2015. On November 20, 2015, the Board appointed Ms. Narodick to the Compensation Committee and named Mr. Schireson as its Chairman. Mr. Turner was appointed to the Compensation Committee on April 18, 2016. The Board has determined that each individual who served on the Compensation Committee in 2015 and each current member of the Compensation Committee is “independent,” as that term is defined in NASDAQ rules and regulations, and an “outside director” within the meaning of Section 162(m) of the IRC and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. During 2015, the Compensation Committee met in person or by telephone five times.

The Compensation Committee assists our Board in fulfilling its responsibilities for the oversight of our compensation policies, plans and benefit programs, the compensation of our Chief Executive Officer and other senior officers, and the administration of our equity compensation plans. After reviewing competitive market data, expectations for the position, our corporate goals, business plan and objectives for the year and our prior performance, the Compensation Committee determines base salary, the level of target awards under our annual cash incentive plan, including the balanced scorecard goals and objectives, and the number and type of equity grants to be awarded under our long-term equity incentive plans for our senior officers during that year. The Compensation Committee has the authority to determine the annual compensation for our senior officers, subject to any approval by the full Board which the Compensation Committee or legal counsel determines to be desirable or that is required by applicable law or the listing standards of The NASDAQ Stock Market.

The Compensation Committee also: determines the policy for awarding stock options and/or restricted stock units to new hires who are not senior officers; makes grants of stock options and/or restricted stock units to other employees; evaluates risks, if any, associated with our compensation programs; works with the Board in overseeing our 401(k) Plan; periodically reviews our staffing, including open positions and turnover; receives reports on our health and safety records and any equal employment opportunity claims, investigations and reports; and considers our medical and other health benefits, including potential changes and enhancements, from both a cost and a competitive perspective.

Role of the Chief Executive Officer and Management

The Compensation Committee confers regularly with Mr. Ungaro, our Chief Executive Officer, and other senior officers and members of our Human Resources department regarding the structure and effectiveness of our compensation plans and proposals for changes to our compensation programs. As members of our Board, Compensation Committee members obtain information regarding our tactical and strategic objectives, goals, operational and financial results, our annual financial plan and the outlook regarding our future performance. The Compensation Committee meets twice each year with Mr. Ungaro to review his performance and at least once a year to review his evaluation of the performance of other senior officers, and annually to review his recommendations for the compensation of the other senior officers, including the other Named Executive Officers. Mr. Ungaro’s recommendations cover base salary, the structure of the annual cash incentive plan, including target awards and performance goals and objectives for each senior officer and the level and form of equity grants.

Role of Compensation Consultants

The Compensation Committee retained Mercer to review our compensation programs for senior officers, advise the Compensation Committee regarding total compensation philosophy, define the applicable market and conduct benchmarking analyses and provide continuing insight into and education on executive compensation trends and practices. The Compensation Committee actively seeks an independent broad view of current compensation levels, practices and programs, particularly in the high-technology industry. Mercer reported directly to the Compensation Committee and has not performed any services for our management either prior to or since its engagement by the Compensation Committee. The total fees paid to Mercer for 2015 were $68,450. During 2015, the Compensation Committee reviewed the services of Mercer and the fees provided to Mercer relative to Mercer’s revenues. Based on the foregoing, and other factors relating to Mercer’s independence, the Compensation Committee confirmed that Mercer was an independent compensation advisor to the Compensation Committee and that its engagement did not present any conflicts of interest.

Securities Trading Policies

Our securities trading policy includes that, except for trades pursuant to approved Rule 10b5-1 plans, directors, officers and employees may not trade in Cray securities while possessing material nonpublic information concerning Cray or trade in Cray securities outside of the applicable trading windows. Our securities trading policy further includes that directors, officers and employees may not purchase or sell puts or calls to sell or buy our common stock, engage in short sales, put options, call options, or any other hedging transactions with respect to our common stock, or buy our common stock on margin or pledge shares of our common stock. Except for trades pursuant to approved Rule 10b5-1 plans, our policy restricts trading in Cray securities by directors, officers and employees to open window periods following the widespread public release of our quarterly and annual financial results.

Tax Deductibility

Section 162(m) of the IRC limits to $1.0 million per person the amount that we may deduct for compensation paid in any one year to our Chief Executive Officer and certain of our most highly compensated officers, unless certain requirements are met. This limitation does not apply, however, to “performance-based” compensation, as defined in the IRC. Our stock options generally qualify as “performance-based” compensation, except for incentive stock options. We anticipate that the compensation income paid by Cray realized upon the exercise of qualifying stock options may be deductible. Compensation income paid by Cray realized upon the settlement of restricted stock units granted under a shareholder-approved equity incentive plan may be deductible if certain pre-existing performance criteria and certain other requirements of Section 162(m) of the IRC are satisfied. In addition, compensation income paid by Cray as a cash bonus is generally not anticipated to be fully deductible. The deductibility of some types of compensation payments depends upon the timing of the awards and the vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond our control, also can affect deductibility of compensation. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, particularly given our considerable net loss carry-forward position for U.S. tax purposes. Rather, we maintain the flexibility to structure our compensation programs in ways that promote the best interests of our shareholders.

Risk from Compensation Policies and Practices

The Compensation Committee reviews our compensation policies and practices to determine areas of resulting risk and the actions that we have taken, or should take, to mitigate any such identified risk. Based on the Compensation Committee’s review of our compensation policies and practices, we do not believe that any risks relating from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on our business. Additional information on the committee’s analysis of compensation-related risk is set forth above under “The Board of Directors — Risk Considerations in Our Compensation Program.”

Compensation Committee Report

The Compensation Committee is responsible for overseeing our compensation policies, plans and benefits program, the compensation of the Chief Executive Officer and other senior officers and the administration of our equity compensation plans. As set forth in the Compensation Committee’s charter, which can be found at: www.cray.com under “Company — Company Information — Investors — Corporate Governance,” the Compensation Committee acts only in an oversight capacity, and relies on the work and assurances of management and outside advisers that the Compensation Committee retains. The Compensation Committee believes it has satisfied its charter responsibilities for 2015.

The Compensation Committee has worked with management for the past several years to develop a systematic compensation philosophy and structure. The Compensation Committee retained Mercer to advise the Compensation Committee. The analysis and advice provided by Mercer formed the basis in many respects for the 2015 executive compensation decisions as described in the foregoing Compensation Discussion and Analysis.

A second focus area of the Compensation Committee has been the structure and strength of our senior management team. The Compensation Committee meets twice a year with Mr. Ungaro to review his performance as our Chief Executive Officer and to obtain his assessment of the strengths and weaknesses of the management team. The Compensation Committee believes that under Mr. Ungaro’s leadership, we have made great strides in a very competitive market. The Compensation Committee has worked with Mr. Ungaro to develop a strong “performance culture” at Cray. One aspect of that process has been emphasis on succession plans, identification of high potential, at-risk and retiring employees and efforts to improve the officers’ management and leadership skills within our management group. Another aspect, as is reflected in our compensation structure, is to add significant retention and incentive elements in long-term compensation awards to competitive base salaries, as discussed in the foregoing Compensation Discussion and Analysis.

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Max L. Schireson, Chair

Stephen C. Kiely

Sally G. Narodick

Compensation Tables

The tables on the following pages describe, with respect to our Named Executive Officers, the 2015, 2014 and 2013 salaries, bonuses, incentive awards and other compensation reportable under SEC rules, plan-based awards granted in 2015, values of outstanding equity awards as of year-end 2015, exercises of stock options and vesting of restricted stock awards in 2015, and potential payments upon termination of employment and following a Change of Control.

Summary Compensation

The following table summarizes the compensation for the indicated years for our Named Executive Officers for the year ended December 31, 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Restricted Stock Awards/ Restricted Stock Units(1)(2)		Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total(6)
Peter J. Ungaro President and Chief Executive Officer	2015	$500,000		—		$4,931,928	(7)	$336,897	$778,500	$3,600	$6,550,925
	2014	$500,000		—		$975,600	(8)	$400,318	$263,100	$2,625	$2,146,643
	2013	$475,000	(9)	$3,250	(10)	$1,353,915	(11)	$414,262	$621,750	$2,187	$2,870,364

Brian C. Henry	2015	$365,000		—		$2,465,964	(7)	$168,449	$244,368	$4,800	$3,248,581
Executive Vice President and Chief Financial Officer	2014	$365,000		—		$460,700	(8)	$189,039	$83,200	$3,450	$1,101,389
	2013	$352,500	(12)	—		$722,088	(11)	$226,672	$196,680	$2,875	$1,500,815

Michael C. Piraino Senior Vice President Administration, General Counsel and Corporate Secretary	2015	$290,000		—		$2,310,864	(7)	$112,299	$193,778	$3,460	$2,910,401
	2014	$290,000		—		$257,450	(8)	$105,640	$56,000	$2,625	$711,715
	2013	$275,000	(13)			$461,334	(11)	$132,876	$132,226	$2,188	$1,003,624

Steven L. Scott Senior Vice President and Chief Technology Officer	2015	$350,000		—		$2,341,884	(7)	$123,529	$233,415	$3,600	$3,052,428
	2014	$107,698	(14)	$200,000	(15)	$2,070,400	(16)	—	$24,900	—	$2,402,998

Margaret A. Williams Senior Vice President, Research and Development	2015	$400,000		—		$2,248,824	(7)	$89,839	$309,900	$4,800	$3,053,363
	2014	$400,000		—		$185,850	(7)	$76,998	$102,900	$3,450	$769,198
	2013	$362,500	(17)	—		—		—	$286,500	$2,875	$651,875

(1)	These amounts represent the aggregate grant date fair value of restricted stock awards and restricted stock units, without reflecting forfeitures, computed in accordance with ASC 718 for 2015, 2014 or 2013, respectively. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officer for these awards during years 2015, 2014 or 2013. The value as of the grant date for restricted stock awards and restricted stock units is recognized over the number of days of service required for the grant to become vested. See the section entitled “Share-Based Compensation” in Note 2 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015, for a description of the valuation of these restricted stock awards and restricted stock units. The amount any Named Executive Officer realizes, if any, from these restricted stock awards and restricted stock units will depend on the future market value of our common stock when these shares are sold, and there is no assurance that the Named Executive Officers will realize amounts at or near the values shown.

(2)

The valuation methodology for restricted stock awards and restricted stock units as described in footnote (1) assumes full vesting and maximum performance achievement and does not take into account the performance vesting criteria (and the reduced likelihood of vesting) associated with the Performance Vesting Restricted Stock

Awards granted in 2013 and described further in note 11 below (the “Performance Vesting RSAs”) and the Performance Vesting RSUs granted in 2015 and described further in note 7 below, included in the value of the restricted stock awards and restricted stock units. The Performance Vesting RSAs vest, if at all, only upon the achievement of certain operational and strategic performance criteria exclusively related to the operation of our big data analytics business or upon a change of control of Cray. The Peformance Vesting RSUs vest, if at all, only upon the achievement of certain revenue and operating income milestones or upon a change of control of Cray.

(3)	These amounts represent the aggregate grant date fair value of stock option awards, without reflecting forfeitures, computed in accordance with ASC 718 for 2015, 2014 or 2013, respectively. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officer for these awards during years 2015, 2014 or 2013. The value as of the grant date for stock option awards is recognized over the number of days of service required for the grant to become vested.

See the section entitled “Share-Based Compensation” in Note 2 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015, for a description of the valuation of these stock options, including key assumptions under the Black-Scholes pricing model; the values determined by the Black-Scholes pricing model are highly dependent on these assumptions, particularly regarding volatility of the market price for our common stock and expected life of these options. There is no assurance that the options will ever be exercised, in which case no value will be realized by the Named Executive Officer. The amount any Named Executive Officer realizes, if any, from these options depends on the future excess, if any, of the market value of our common stock as reported by NASDAQ over the exercise price of the options when the Named Executive Officer sells the underlying shares, and there is no assurance that the Named Executive Officers will realize amounts at or near the values shown.

(4)	The information in this column reflects payments to the Named Executive Officers under our annual cash incentive plan for the indicated year. Payments for amount earned under our 2015 annual cash incentive plan were paid in March 2016. See the “Grants of Plan-Based Awards” table below and “Analyses of 2015 Compensation Determinations — Annual Cash Incentive Compensation Plan” in the Compensation Discussion and Analysis above for a description of the 2015 annual cash incentive plan, including the conditions to payments of awards.

(5)	“All Other Compensation” for 2015 includes matching contributions under our 401(k) Plan:

Officer	401(K) Plan Match
Peter J. Ungaro	$3,600
Brian C. Henry	$4,800
Michael C. Piraino	$3,460
Steven L. Scott	$3,600
Margaret A. Williams	$4,800

(6)	The amounts shown in the “Total” column are the sum of the amounts shown in the columns for salary, bonus, restricted stock awards, restricted stock units, Performance Vesting RSAs, Performance Vesting RSUs, stock option awards, non-equity incentive plan compensation and all other compensation, as required by SEC rules. Because these sums combine cash payments earned by and made to the Named Executive Officers and amounts not earned by or paid to the Named Executive Officers but rather amounts reflecting the grant date fair value of restricted stock awards, restricted stock units, options, Performance Vesting RSAs, or Performance Vesting RSUs held by the Named Executive Officers, the actual total amount earned in any year by a Named Executive Officer depends on future events and, for the reasons described in footnotes (1), (2) and (3) above, there is no assurance that the Named Executive Officers will realize a total sum at or near the values shown.

(7)

The valuation methodology for the restricted stock units as described in footnote (1) assumes full vesting and maximum performance achievement and does not take into account the performance vesting criteria (and the reduced likelihood of vesting) associated with the Performance Vesting RSUs included in the value of the restricted stock units. The Performance Vesting RSUs vest, if at all, only upon the achievement of certain revenue and operating income milestones, if such milestones are both met in either fiscal year 2016, 2017, 2018 or 2019, or upon a change of control of Cray. The Performance Vesting RSUs will expire completely if the milestones are not satisfied, or a change of control has not occurred, by the calendar day immediately following that date on which we file our Form 10-K with the SEC for the fiscal year ended December 31, 2019.

(8)	The valuation methodology for these restricted stock awards is described in footnote (1).

(9)	Mr. Ungaro’s annual salary was increased to $500,000 effective July 1, 2013.

(10)	This amount represents a one-time discretionary bonus received by Mr. Ungaro.

(11)	The valuation methodology for restricted stock awards as described in footnote (1) assumes full vesting and maximum performance achievement and does not take into account the performance vesting criteria (and the reduced likelihood of vesting) associated with the Performance Vesting RSAs included in the value of the restricted stock awards. The Performance Vesting RSAs vest, if at all, only upon the achievement of certain operational and strategic performance criteria exclusively related to the operation of our big data analytics business or upon a change of control of Cray. The Performance Vesting RSAs will expire completely if the operational and strategic performance vesting criteria are not satisfied by the calendar day immediately following that date on which we file our Annual Report on Form 10-K with the SEC for the fiscal year ended December 31, 2016.

(12)	Mr. Henry’s annual salary was increased to $365,000 effective July 1, 2013.

(13)	Mr. Piraino’s annual salary was increased to $290,000 effective July 1, 2013.

(14)	Dr. Scott was appointed as our Senior Vice President and Chief Technology Officer on September 8, 2014. His 2014 salary reflects his partial service during 2014. Dr. Scott was compensated based on an annual salary of $350,000.

(15)	This amount represents a one-time signing bonus received by Dr. Scott.

(16)	This amount reflects Dr. Scott’s initial new hire equity award, the size of which was determined as part of the negotiation of his total compensation package.

(17)	Dr. Williams’ annual salary was increased to $400,000 effective July 1, 2013.

Grants of Plan-Based Awards in 2015

The following table sets forth certain information with respect to the potential cash incentive awards and the equity awards for the year ended December 31, 2015, to the Named Executive Officers. See “Analyses of 2015 Compensation Determinations — Annual Cash Incentive Compensation Plan” and “ — Long-Term Equity Awards” in the Compensation Discussion and Analysis above.

Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Unit Awards (Shares)		Other Option Awards (Underlying Shares)		Exercise Price of Option Awards ($ per Share)(2)	Grant Date Fair Value(3)
			Threshold	Target	Maximum
											Units	Options
Peter J. Ungaro	03/04/15	03/04/15	—	—	—	133,200	(4)	—		—	$4,001,328	—
	05/06/15	05/06/15	—	—	—	30,000	(5)	30,000	(6)	$27.83	$930,600	$336,897
	—	—	$187,500	$750,000	$1,500,000	—		—		—	—	—
Brian C. Henry	03/04/15	03/04/15	—	—	—	66,600	(4)	—		—	$2,000,664	—
	05/06/15	05/06/15	—	—	—	15,000	(5)	15,000	(6)	$27.83	$465,300	$168,449
	—	—	$59,313	$237,250	$474,500	—		—			—	—
Michael C. Piraino	03/04/15	03/04/15	—	—	—	66,600	(4)	—		—	$2,000,664	—
	05/06/15	05/06/15	—	—	—	10,000	(5)	10,000	(6)	$27.83	$310,200	$112,299
	—	—	$47,125	$188,500		—		—		—	—	—
Steven L. Scott	03/04/15	03/04/15	—	—	—	66,600	(4)	—		—	$2,000,664	—
	05/06/15	05/06/15	—	—	—	11,000	(5)	11,000	(6)	$27.83	$341,220	$123,529
	—	—	$56,875	$227,500	$455,000	—		—		—	—	—
Margaret A. Williams	03/04/15	03/04/15	—	—	—	66,600	(4)	—		—	$2,000,664	—
	05/06/15	05/06/15	—	—	—	8,000	(7)	8,000	(8)	$27.83	$248,160	$89,839
	—	—	$75,000	$300,000	$600,000	—		—		—	—	—

(1)	The threshold payout level represents the minimum aggregate balanced scorecard percentage payout that would result from achieving at least the threshold attainment (25%) for certain components. The target and maximum payout levels represent, respectively, the target attainment (100%) and maximum attainment (200%). Additional information regarding the annual cash incentive plan for 2015 is included under “Analyses of 2015 Compensation Determinations — Annual Cash Incentive Compensation Plan” in the Compensation Discussion and Analysis above.

(2)	In determining the exercise price, we use the most recent closing price per share for our common stock as reported by NASDAQ prior to the grant date of the stock option.

(3)	The grant date fair value of the restricted stock units and stock option grants is computed in accordance with ASC 718 and represents our total projected expense for financial reporting purposes of those units and grants. See the section entitled “Share-Based Compensation” in Note 2 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015, for a description of the valuation of these restricted stock units and stock option grants, including key assumptions under the Black-Scholes pricing model for determining values of stock options; the values determined by the Black-Scholes model are highly dependent on these assumptions, particularly regarding volatility of the market price for our common stock and expected life of the stock options. There is no assurance that the stock options will ever be exercised, in which case no value will be realized by the Named Executive Officer. The amount any Named Executive Officer realizes, if any, from these restricted stock units and stock option grants depends on the market value of our common stock in the future when the Named Executive Officer sells the restricted stock units or the shares underlying the stock options, as the case may be, and there is no assurance that the Named Executive Officers will realize amounts at or near the values shown.

The valuation methodology for restricted stock units as described in footnote (1) assumes full vesting and maximum performance achievement and does not take into account the performance vesting criteria (and the reduced likelihood of vesting) associated with the Performance Vesting RSUs, included in the value of the restricted stock units. The Performance Vesting RSUs vest, if at all, only upon the achievement of certain revenue and operating income milestones or upon a change of control of Cray.

(4)	Reflects the number of Performance Vesting RSUs granted on March 4, 2015 pursuant to our shareholder-approved 2013 Equity Incentive Plan. The Performance Vesting RSUs vest, if at all, upon the achievement of certain revenue and operating income milestones, if such milestones are both met in either fiscal year 2016, 2017, 2018 or 2019, or upon a change in control of Cray. Upon a change of control of Cray, the number of shares subject to the Performance Vesting RSU that may be earned depends on the size of the change of control, and such earned shares will be subject to an additional one-year vesting cliff. The Performance Vesting RSUs will expire completely if the milestones are not satisfied, or a change of control has not occurred, by the calendar day immediately following that date on which we file our Form 10-K with the SEC for the fiscal year ended December 31, 2019.

(5)	Reflects the number of restricted stock units granted on May 6, 2015, pursuant to our shareholder-approved 2013 Equity Incentive Plan. Twenty-five percent of the restricted stock units vest on each of the first, second, third and fourth anniversaries of May 6, 2015. Restricted stock units are forfeitable upon certain events and also vest in full upon the death or disability of the recipient and upon certain other events, as discussed below in “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table”.

(6)	Reflects the number of stock options granted on May 6, 2015, pursuant to our shareholder-approved 2013 Equity Incentive Plan. Twenty-five percent of the stock options vest on May 6, 2016, with the remaining balance vesting monthly over the next 36 months, so that all options will be vested on May 6, 2019. Vesting of stock options is accelerated upon the death or disability of the optionee, and may be accelerated upon certain other events, as discussed below in “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table”. Additional information regarding the design and terms of these long-term equity awards is included under “Analyses of 2015 Compensation Determinations — Long-Term Equity Awards” and “Severance Policy and Change of Control Agreements — Stock Option Plans and Restricted Stock Agreements” in the Compensation Discussion and Analysis above.

(7)	Reflects the number of restricted stock units granted on May 6, 2015, pursuant to our shareholder-approved 2013 Equity Incentive Plan. Fifty percent of the restricted stock units vest on each of the first and second anniversaries of May 6, 2015. Restricted stock units are forfeitable upon certain events and also vest in full upon the death or disability of the recipient and upon certain other events, as discussed below in “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table”.

(8)	Reflects the number of stock options granted on May 6, 2015, pursuant to our shareholder-approved 2013 Equity Incentive Plan. Fifty percent of the stock options vest on each of the first and second anniversaries of May 6, 2015. Vesting of stock options is accelerated upon the death or disability of the optionee, and may be accelerated upon certain other events, as discussed below in “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table”. Additional information regarding the design and terms of these long-term equity awards is included under “Analyses of 2015 Compensation Determinations — Long-Term Equity Awards” and “Severance Policy and Change of Control Agreements — Stock Option Plans and Restricted Stock Agreements” in the Compensation Discussion and Analysis above.

Outstanding Equity Awards on December 31, 2015

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2015, held by the Named Executive Officers listed below.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards/Stock Units
Name	Number of Shares Underlying Unexercised Options			Option Exercise Price ($ per share)(3)	Option Expiration Date	Number of Shares/ Units That Have Not Vested(4)		Market Value of Shares/ Units That Have Not Vested (5)
	Exercisable(1)	Unexercisable(2)
Peter J. Ungaro	80,000	—		$6.63	05/16/18	16,250	(6)	$527,313
	150,000	—		$3.74	05/13/19	20,000	(7)	$649,000
	100,000	—		$5.47	05/12/20	23,750	(8)	$770,688
	100,000	—		$6.08	11/16/21	27,000	(9)	$876,150
	55,520	9,480	(10)	$12.08	07/01/22	133,200	(11)	$4,322,340
	32,020	20,980	(12)	$19.64	07/01/23	30,000	(13)	$973,500
	14,249	21,751	(14)	$26.58	05/21/24
	—	30,000	(15)	$27.83	05/06/25
Brian C. Henry	348	—		$6.63	05/16/18	8,750	(6)	$283,938
	21,667	—		$3.74	05/13/19	10,000	(7)	$324,500
	55,000	—		$6.08	11/16/21	13,000	(8)	$421,850
	29,895	5,105	(10)	$12.08	07/01/22	12,750	(9)	$413,738
	17,520	11,480	(12)	$19.64	07/01/23	66,600	(11)	$2,161,170
	6,729	10,271	(14)	$26.58	05/21/24	15,000	(13)	$486,750
	—	15,000	(15)	$27.83	05/06/25
Michael C. Piraino	100,000	—		$8.33	10/01/19	6,250	(6)	$202,813
	10,000	—		$5.47	05/12/20	7,000	(7)	$227,150
	13,570	—		$6.08	11/16/21	8,000	(8)	$259,600
	21,354	3,646	(10)	$12.08	07/01/22	7,125	(9)	$231,206
	10,270	6,730	(12)	$19.64	07/01/23	66,600	(11)	$2,161,170
	3,760	5,740	(14)	$26.58	05/21/24	10,000	(13)	$324,500
	—	10,000	(15)	$27.83	05/06/25
Steven L. Scott	—	11,000	(15)	$27.83	05/06/25	66,600	(11)	$2,161,170
						11,000	(13)	$356,950
						60,000	(16)	$1,947,000
Margaret A. Williams	5,626	—		$6.08	11/16/21	8,750	(6)	$283,938
	29,895	5,105	(11)	$12.08	07/01/22	66,600	(11)	$2,161,170
	3,500	3,500	(17)	$26.27	08/06/24	3,500	(18)	$113,575
	—	8,000	(19)	$27.83	05/06/25	8,000	(20)	$259,600

(1)	All stock options listed in this column are fully vested and exercisable.

(2)	Vesting of stock options granted prior to 2013 are fully accelerated upon the death or Disability (“Disability” means that, at the time optionee is terminated, optionee has been unable to perform the duties of optionee’s position for a period of six consecutive months as a result of optionee’s incapacity due to physical or mental illness) of the optionee, and may be accelerated upon certain other events. Vesting of options under the 2013 Equity Incentive Plan upon the death or Disability (“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the IRC and in the case of other awards, as determined by Cray policies) of the optionee is as follows:

If the optionee is terminated because of the optionee’s death (or the optionee dies within three (3) months after a termination other than for Cause (“Cause” means (i) the violation by the optionee of any reasonable rule or policy of the Board or the optionee’s superiors or the chief executive officer or the president of Cray, parent or subsidiary that results in damage to Cray, parent or subsidiary or which, after notice to do so, the optionee fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the optionee in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet the objectives of Cray, parent or subsidiary; (iv) any wrongful conduct of an optionee which has an adverse impact on Cray, parent or subsidiary or which constitutes a misappropriation of the assets of Cray, parent or subsidiary; (v) unauthorized disclosure of confidential information; (vi) the optionee’s performing services for any other Cray, parent or subsidiary or person which competes with Cray, parent or subsidiary while he or she is employed by or provides services to Cray, without the prior written approval of the chairman or president of Cray; or (vii) a resignation by an optionee of employment with or service to Cray, parent or subsidiary if (A) Cray, parent or subsidiary has given prior notice to such optionee of its intent to dismiss the optionee for circumstances that constitute cause, or (B) within two months of the optionee’s resignation, the chairman or president of Cray or the Board determines, which determination shall be final and binding, that such resignation was related to an act which would have led to a termination for cause) or because of the optionee’s Disability), then the optionee’s stock options may be exercised only to the extent that such stock options would have been exercisable by the optionee on the termination date and must be exercised by the optionee’s legal representative, or authorized assignee, no later than twelve (12) months after the termination date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Compensation Committee), but in any event no later than the expiration date of the stock options.

If the optionee is terminated because of the grantee’s Disability, then the optionee’s stock options may be exercised only to the extent that such stock options would have been exercisable by the optionee on the termination date and must be exercised by the optionee (or the optionee’s legal representative or authorized assignee) no later than twelve (12) months after the termination date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Compensation Committee), with any exercise beyond (a) three (3) months after the termination date when the termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the IRC, or (b) twelve (12) months after the termination date when the termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the IRC, deemed to be exercise of a non-qualified stock option, but in any event no later than the expiration date of the stock options.

(3)	The option exercise prices were set at 100% of fair market value of our common stock using the most recent closing price per share for our common stock as reported by NASDAQ prior to the grant date of the stock option award.

(4)	Restricted stock awards and restricted stock units are forfeitable upon certain events. Time-based vesting restricted stock awards and time-based vesting restricted stock units also vest in full upon the death or Disability of the recipient, and upon certain other events. Additional information regarding the design and terms of these long-term equity awards is included under “Analyses of 2015 Compensation Determinations — Long-Term Equity Awards” in the Compensation Discussion and Analysis above and in the “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table — Restricted Stock Agreements” below.

(5)	Determined by multiplying the closing price of $32.45 per share for our common stock on December 31, 2015, as reported by NASDAQ, by the number of unvested restricted shares then held by the Named Executive Officer. Additional information regarding the design and terms of these long-term equity awards are included under “Analyses of 2015 Compensation Determinations — Long-Term Equity Awards” in the Compensation Discussion and Analysis above and in the “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table — Restricted Stock Agreements” below.

(6)	Twenty-five percent of the restricted stock awards from this grant vested on July 1, 2013, July 1, 2014 and July 1, 2015, and the remaining balance will vest on July 1, 2016.

(7)	These Performance Vesting RSAs vest upon the achievement of certain operational and strategic performance criteria related to our big data analytics business and a change of control of Cray. These Performance Vesting RSAs will expire completely if the operational and strategic performance vesting criteria are not satisfied by the calendar day immediately following that date on which we file our Form 10-K with the SEC for the fiscal year ended December 31, 2016.

(8)	Twenty-five percent of the restricted stock awards from this grant vested on July 1, 2014 and July 1, 2015, and the remaining balance will vest on July 1, 2016 and July 1, 2017

(9)	Twenty-five percent of the restricted stock awards from this grant vested on May 21, 2015, and the remaining balance will vest on May 21, 2016, May 21, 2017 and May 21, 2018.

(10)	Twenty-five percent of the options from this grant vested on July 1, 2013, and the remaining balance will vest monthly over the following 36 months so that all of these options will be vested on July 1, 2016.

(11)	These Performance Vesting RSUs vest, if at all, upon the achievement of certain revenue and operating income milestones, if both milestones are met in either fiscal year 2016, 2017, 2018 or 2019 (with achievement to be determined, generally, no later than July 1 of each subsequent calendar year), or upon a change in control of Cray. Upon a change of control of Cray, the number of shares subject to the Performance Vesting RSU that may be earned depends on the size of the change of control, and such earned shares will be subject to an additional one-year vesting cliff. Vesting is subject to the executive officers’ provision of services to us on the applicable determination or vesting dates. The Performance Vesting RSUs will expire completely if the milestones are not satisfied, or a change of control has not occurred, by the calendar day immediately following that date on which we file our Form 10-K with the SEC for the fiscal year ended December 31, 2019.

(12)	Twenty-five percent of the options from this grant vested on July 1, 2014, and the remaining balance will vest monthly over the following 36 months so that all of these options will be vested on July 1, 2017.

(13)	Twenty-five percent of the restricted stock units from this grant will vest on May 6, 2016, May 6, 2017, May 6, 2018 and May 6, 2019.

(14)	Twenty-five percent of the options from this grant vested on May 21, 2015, and the remaining balance will vest monthly over the following 36 months so that all of these options will be vested on May 21, 2018.

(15)	Twenty-five percent of the options from this grant will vest on May 6, 2016 and the remaining balance will vest monthly over the following 36 months so that all of these options will be vested on May 6, 2018.

(16)	Twenty-five percent of the restricted shares from this grant vested on September 8, 2015, and the remaining will vest on September 8, 2016, September 8, 2017 and September 8, 2018.

(17)	Fifty percent of the options from this grant vested on July 1, 2015, and the remaining balance will vest on July 1, 2016.

(18)	Fifty percent of the restricted stock awards from this grant vested on July 1, 2015, and the remaining balance will vest on July 1, 2016.

(19)	Fifty percent of the options from this grant will vest on May 6, 2016, and the remaining balance will vest on May 6, 2017.

(20)	Fifty percent of the restricted stock units from this grant will vest on May 6, 2016, and the remaining balance will vest on May 6, 2017.

2015 Option Exercises and Stock Vested

The following table provides information regarding options exercised by and restricted stock awards vested for the Named Executive Officers during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Peter J. Ungaro	—	—	87,125	$2,281,053
Brian C. Henry	—	—	47,000	$1,227,005
Michael C. Piraino	—	—	32,625	$846,330
Steven L. Scott	—	—	20,000	$429,600
Margaret A. Williams	2,812	$78,595	34,750	$891,775

(1)	Represents the number of shares acquired upon exercise of vested options.

(2)	Represents the value of options exercised calculated by determining the difference between the market price of our common stock as reported by NASDAQ at exercise and the exercise price of the options.

(3)	Represents the number of shares acquired upon vesting of restricted shares.

(4)	Represents the value of vested restricted stock awards calculated by multiplying the number of vested restricted stock awards by the market value of our common stock as reported by NASDAQ on the vesting date or, if the vesting occurred on a day on which NASDAQ was closed for trading, the trading day immediately prior to the vesting date.

Termination of Employment and Change of Control Arrangements

We have adopted an Executive Severance Policy and entered into certain change of control agreements (titled Management Retention Agreements), designed to attract and retain officers in a competitive marketplace for talent, to retain officers during the uncertainty of rumored or actual fundamental corporate changes and to ensure that the officers evaluate any potential acquisition situations impartially without concern for how they may be personally affected. In addition, stock option, restricted stock and restricted stock unit agreements, including those held by our Named Executive Officers, provide for certain accelerated vesting rights. We believe that these plans are important competitive considerations, as it is generally believed that it takes senior corporate officers significant time to find new employment after their employment ends. We have a policy that prohibits the inclusion of any new provisions related to 280G gross-up payments and requires the removal of any provisions related to 280G gross-up payments in any existing agreement or arrangement with any executive officer in the event the material compensation terms of any such arrangement or agreement are amended in a manner that is materially favorable to the executive. Each of these policies is described in detail in the “Narrative to the Termination of Employment and Change of Control Payments Table”below.

The following discussion and table summarize the compensation that would have been payable to each Named Executive Officer under the various scenarios assuming termination of his or her employment at the close of business on December 31, 2015. The payments summarized in the following table are governed by the various agreements and arrangements described below.

No special payments are due if any of the Named Executive Officers terminates his or her employment voluntarily without Good Reason, or is terminated for Cause, as those terms are defined in our policies and agreements. For all terminations, a terminated employee receives accrued and unpaid salary and the balance in his or her Cray 401(k) Plan account. We do not accrue vacation pay for the Named Executive Officers or other senior officers. On the same basis as we provide benefits to all of our U.S. employees, the Named Executive Officers have life insurance and disability benefits.

The actual amounts to be paid to and the value of stock options, restricted stock and restricted stock units held by a Named Executive Officer upon any termination of employment can be determined only at the time of such termination, and depend on the facts and circumstances then applicable.

Termination of Employment and Change of Control Payments

Name and Termination Event	Severance Payment(1)	Accelerated Restricted Stock Awards and Restricted Stock Units(2)	Accelerated Stock Options(3)	Accelerated Performance Vesting Restricted Stock Awards and Performance Vesting Restricted Stock Units(4)	Continued Benefit Plan Coverage(5)	Total(6)
Peter J. Ungaro
Death/Disability	—	$3,147,650	$728,140	—	—	$3,875,790
Resignation for Good Reason or Termination without Cause	$1,250,000	$550,644	—	—	$51,316	$1,851,960
After Change of Control, Resignation for Good Reason or Termination without Cause	$2,500,000	$3,147,650	$728,140	$5,295,840	$53,992	$11,725,622
Retirement	—	$550,644	—	—	—	$550,644
Brian C. Henry
Death/Disability	—	$1,606,275	$380,638	—	—	$1,986,913
Resignation for Good Reason or Termination without Cause	$602,250	$286,768	—	—	$64,906	$953,787
After Change of Control, Resignation for Good Reason or Termination without Cause	$1,204,500	$1,606,275	$380,638	$2,647,920	$72,112	$5,911,445
Retirement	—	$286,768	—	—	—	$286,768
Michael C. Piraino
Death/Disability	—	$1,018,119	$240,374	—	—	$1,258,493
Resignation for Good Reason or Termination without Cause	$478,500	$183,537	—	—	$51,316	$713,353
After Change of Control, Resignation for Good Reason or Termination without Cause	$957,000	$1,018,119	$240,374	$2,485,670	$53,992	$4,755,155
Retirement	—	$183,537	—	—	—	$183,537
Steven L. Scott
Death/Disability	—	$2,303,950	$50,820	—	—	$2,354,770
Resignation for Good Reason or Termination without Cause	$519,167	$378,594	—	—	$42,658	$940,419
After Change of Control, Resignation for Good Reason or Termination without Cause	$1,155,000	$2,303,950	$50,820	$2,518,120	$48,784	$6,076,674
Retirement	—	$378,594	—	—	—	$378,594
Margaret A. Williams
Death/Disability	—	$657,113	$162,579	—	—	$819,692
Resignation for Good Reason or Termination without Cause	$700,000	$118,313	—	—	$44,744	$863,057
After Change of Control, Resignation for Good Reason or Termination without Cause	$1,400,000	$657,113	$162,579	$2,420,770	$51,950	$4,692,412
Retirement	—	$118,313	—	—	—	$118,313

(1)	Except for termination events following a Change of Control, the amounts shown in this column for the Named Executive Officers are the salary and bonus cash severance amounts due under the Executive

Severance Policy. The amounts due under the Executive Severance Policy are to be paid in a single lump sum payment. The bonus cash severance amount included in this column assumes 100% achievement under our 2015 Executive Bonus Plan.

For a termination within two years following a Change of Control due to a resignation for Good Reason or a termination without Cause, including a termination by Mr. Ungaro or by Mr. Henry pursuant to their election in the seventh month following a Change of Control if at such time he no longer holds his same position and reporting relationship at a company registered under the Exchange Act as he held with us prior to the Change of Control, the amounts shown in this column are the salary and bonus cash severance amounts due under our Management Retention Agreements and are payable in a lump sum payment. The bonus cash severance amount included in this column assumes 100% achievement under our 2015 Executive Bonus Plan.

(2)	Except for Performance Vesting RSAs and Peformance Vesting RSUs, all unvested restricted stock awards and restricted stock units vest in full upon (x) death or Disability or (y) if following a Change of Control, the Named Executive Officer is terminated without Cause or resigns for Good Reason (each as defined in the applicable equity agreement).

Except for Performance Vesting RSAs and Peformance Vesting RSUs, if (x) a Named Executive Officer has held restricted stock awards or restricted stock units for 18 months and his or her employment is terminated for any reason other than Cause, or (y) a Named Executive Officer retires after the age of 65, then the Named Executive Officer receives a pro-rata portion of the unvested shares based on the time period he or she has held the restricted stock award or restricted stock unit compared to the applicable vesting period.

The amounts shown in this column reflect the value of the Named Executive Officer’s unvested restricted stock awards and/or restricted stock units with vesting accelerated to December 31, 2015 based on these terms, and assuming for purposes of disclosure that each Named Executive Officer was of the age to be eligible for the pro-rata retirement benefit as of December 31, 2015. The value of the unvested restricted stock awards and/or restricted stock units held by each Named Executive Officer was calculated based upon the aggregate market value of such shares. We used a price of $32.45 per share to determine market value, which was the closing market price of our common stock on December 31, 2015, as reported by NASDAQ. See the “Outstanding Equity Awards at Fiscal Year-End” table above for a description of the unvested restricted stock then held by each Named Executive Officer.

(3)	In the event of death or Disability (each as defined in the applicable equity agreement or plan)), all unvested options vest in full and become exercisable and all option holders have a 12-month period or, if earlier, until the expiration date of the options to exercise their options.

The amounts shown in this column reflect the value of the Named Executive Officer’s unvested stock options with vesting accelerated to December 31, 2015. We calculated the value of the unvested stock options based upon the difference between the aggregate market value of the shares of common stock underlying the unvested stock options and the aggregate exercise price that the Named Executive Officer would be required to pay upon exercise of those stock options. We used a price of $32.45 per share to determine market value, which was the closing market price of our common stock on December 31, 2015, as reported by NASDAQ.

Under the Management Retention Agreements, if there is either a termination without Cause or a resignation for Good Reason within two years after a Change of Control, all unvested options vest in full and become exercisable and the optionee has 12 months to exercise all of his or her options or, if earlier, until the expiration date of the options.

See the “Outstanding Equity Awards at Fiscal Year-End” table above for a description of the options vested and unvested as of December 31, 2015.

(4)

Under our Performance Vesting RSAs granted on July 1, 2013, the Performance Vesting RSAs vest, if at all, only upon the achievement of certain operational and strategic performance criteria exclusively related to the operation of our big data analytics business or upon a change of control of Cray. Upon a change of control of Cray, the number of shares subject to the Performance Vesting RSA that will be earned will depend upon the value of the change in control. Any such earned shares will vest upon the change in control. The amounts shown in this column reflect 100% of the shares subject to the Performance Vesting RSA being earned upon a change of control and 100% of such shares accelerating to December 31, 2015. We used a price of $32.45 per share to determine market value, which was the closing market price of our common stock on December 31, 2015, as reported by NASDAQ.

Under our Performance Vesting RSUs granted on March 4, 2015, the Performance Vesting RSUs vest, if at all, only upon the achievement of certain revenue and operating income milestones, if such milestones are both met in either fiscal year 2016, 2017, 2018 or 2019, or upon a change in control of Cray (as defined in the Performance RSU agreement). Upon a change of control of Cray, 50% of the shares subject to the Performance Vesting RSU will be earned if the change of control is of a certain level and 100% of the shares subject to the Performance Vesting RSU will be earned if the change of control is of a certain higher level, and such earned shares will be subject to an additional one-year vesting cliff. If, following a change of control, a Named Executive Officer is terminated without Cause or resigns for Good Reason (each, as defined in the Performance RSU agreement), all of the earned shares will accelerate in full. The amounts shown in this column reflect 100% of the shares subject to the Performance Vesting RSU being earned upon a change of control and 100% of such shares accelerating to December 31, 2015. We used a price of $32.45 per share to determine market value, which was the closing market price of our common stock on December 31, 2015, as reported by NASDAQ.

(5)	The amounts shown in this column, as provided in our Executive Severance Policy, reflect the cost of COBRA coverage for medical, dental, vision and orthodontia benefits (benefits that the individual and any of his or her dependents were receiving immediately prior to close of business on December 31, 2015) and the premiums for $500,000 of term life insurance for 18 months (for resignation for good reason or termination without cause) and the premiums for $500,000 of term life insurance for 24 months (for after a change of control event, resignation for good reason or termination without cause), based on the costs for such benefits in January 2015, plus $12,000 for executive outplacement services for each Named Executive Officer. The COBRA expense is based on monthly cost for such coverage based on 2015 enrollment for 18 months and assumes a 5% inflationary trend; the life insurance premiums are based on January 2015 expense with no assumed increase. In all cases, these payments would cease if, before the applicable time periods were completed, a Named Executive Officer becomes employed with another employer that offers such benefits.

(6)	The actual amounts to be paid to, and the value of stock options, restricted stock awards, restricted stock units, Performance Vesting RSAs and Performance Vesting RSUs held by, a Named Executive Officer upon any termination of employment can be determined only at the time of such termination and depend on the facts and circumstances then applicable.

Narrative to the Termination of Employment and Change of Control Payments Table

While we have offer letters to senior officers, including the Named Executive Officers, that set out terms of their initial compensation and agreements regarding confidential information and ownership of intellectual property, we do not have employment agreements with our senior officers and each of them is employed “at will.” Our senior officers, including our Named Executive Officers, are covered by our Executive Severance Policy and a more limited group of senior officers, including our Named Executive Officers, are parties to Management Retention Agreements that come into effect upon a Change of Control. In addition, our stock option plans, restricted stock agreements, restricted stock unit agreements, Performance Vesting RSA agreements and Performance Vesting RSU agreements contain provisions that apply to terminations of employment.

Executive Severance Policy.    In October 2002, our Board adopted an Executive Severance Policy that covered, in addition to other employees, our then senior executive officers. We updated the Policy in late 2008 to comply with Section 409A of the IRC, and in December 2010 in order to comply with Section 409A of the IRC, and eliminate unnecessarily complex provisions (the “Policy”). The Policy covers our officers, including the Named Executive Officers, to the extent that he or she is not otherwise covered by his or her Management Retention Agreement described below.

Under the Policy, if a Named Executive Officer is terminated without Cause or if he or she resigns with Good Reason, as such terms are defined in the Policy, then, among other things, such Named Executive Officer is entitled to the following benefits:

•

a single lump sum payment equal to his or her per pay period base salary rate multiplied by the Applicable Severance Period (“Applicable Severance Period” means, for Messrs. Ungaro and Henry, 12 months, for Mr. Piraino and Drs. Scott and Williams, nine months, plus one month for each year of service as an officer, up to a maximum of 12 months);

•

a single lump sum payment equal to his or her Incentive Compensation (“Incentive Compensation” means, for Messrs. Ungaro and Henry, 100% of his target award under our annual cash incentive plans, and for Mr. Piraino and Drs. Scott and Williams, the pro-rata portion (based on the time period served during the fiscal year) of his or her target incentive award under our annual cash incentive plans));

•

continuation of coverage under COBRA for medical, dental, vision and orthodontia benefits and life insurance benefits, in each case, during the Applicable Severance Period (or up to 18 months in the Company’s discretion) or until such time as he or she is offered these benefits by a subsequent employer; and

•	executive outplacement services.

In order to receive these benefits, the Named Executive Officer must provide us with a general release and continue to comply with his or her confidentiality and other agreements with us. We also have the right to modify, terminate or add or delete individuals covered by, the Policy at any time prior to a change of control (as defined in Section 409A of the IRC), or with respect to an officer covered by the Policy, until delivery of a notice of termination with respect to such officer.

Management Retention Agreements.    In 2008, we began entering into change of control agreements with Named Executive Officers and certain other senior officers. In 2011, we amended the form of management retention agreement, which modified the earlier agreements to comply with Section 409A of the IRC (the “Management Retention Agreements”). Payments are made under the Management Retention Agreements only if two events occur (often referred to as a “double-trigger” form of agreement): first, there must be a Change of Control; and, second, within 24 months after the Change of Control, the officer’s employment is terminated without Cause or the officer resigns for Good Reason, as such terms are defined in the agreement. Additionally, Messrs. Ungaro and Henry each have a provision that provides that, for a one-month period beginning six months following a Change of Control, he can resign and receive the benefits under his Management Retention Agreement if at such time he no longer holds his same position and reporting relationship at a company registered under the Exchange Act as he held with us prior to the Change of Control. This was added as a competitive provision and balanced the key nature of their current position with a publicly held company, the loss of which constitutes a substantial diminution of job responsibilities and duties, and the provision of an appropriate period following a Change of Control to permit negotiations as to the their respective positions, if any, with the new controlling entity. If the Management Retention Agreement applies, then, among other things, such Named Executive Officer is entitled to the following benefits:

•

a single lump sum cash payment equal to two times his or her Compensation (“Compensation” means one year of base salary, at the highest base salary rate that he or she was paid in the 12-month period prior to the date of his or her termination, plus 100% of his or her target award under our annual cash incentive plans that he or she was eligible to receive in that 12-month period);

•	acceleration of the vesting of all of his or her stock options, and he or she would have 12 months to exercise the stock options after termination or, if earlier, until the options expire;

•	reimbursement for all COBRA payments for medical benefits for 18 months;

•	reimbursement of the premiums for a term life insurance policy for 24 months following termination; and

•

in certain circumstances, if he or she incurs excise tax due to the application of Section 280G of the IRC, an additional cash payment so that he or she will be in the same position as if the excise tax were not applicable, and legal fees and other costs incurred with respect to any challenge by the Internal Revenue Service to these calculations and payments.

In the prior agreements, we provided for a tax gross-up payment if payments are subject to an “excess parachute payment” excise tax. We believed at the time these agreements were entered into that tax gross-up payments were an appropriate component of executive compensation so that the recipient could receive the benefit of the intended compensation without regard to the complexity of the calculations of “excess parachute payments” and because the payment would be limited to two times annual compensation and benefits, rather than the higher levels generally permitted by IRC before the excise tax is imposed. We have a policy that mandates any future amendments to these retention agreements meeting specific criteria must remove these gross-up payments and that no gross-up payments be included in any new retention agreements.

Equity Plans and Equity Award Agreements

Our Equity Plans provide that upon termination of employment, other than for Cause, death or permanent and total disability (as defined in the IRC), outstanding stock options cease vesting and the optionee has three months to exercise the option or, if earlier, until the option expires. If the optionee is terminated for Cause, as defined in the Equity Plans, or “resigns in lieu of dismissal” (that is, a resignation after we have notified the optionee that he or she would be terminated for Cause), the option is deemed to have terminated at the time of the first act that led to such termination, except for the 2013 Equity Incentive Plan in which case if an optionee is terminated for Cause, the option will terminate on the optionee’s termination date.

Under our Equity Plans, if a change in control occurs and the outstanding stock options, time-based vesting restricted stock awards and time-based vesting restricted stock units are not continued or assumed by the successor entity, or paid out in an amount equal to the excess of the fair market value over the exercise price or purchase price, then our stock options, time-based vesting restricted stock units and time-based vesting restricted stock awards (other than our performance vesting awards) would vest in full and each optionee would have the opportunity to exercise his or her options in full, including any portion not then vested. We believe that acceleration of vesting of options, restricted stock awards and restricted stock units is appropriate when the stock option, restricted stock award or restricted stock unit are not continued or assumed by the successor company or paid out in an amount equal to the excess of the fair market value over the exercise price or purchase price, as the recipient has not received the full contemplated benefit of the equity award due to circumstances beyond the recipient’s control.

Our stock option agreements generally provide that if the holder’s employment is terminated due to death or disability, all of the options not then vested shall immediately vest in full.

In addition, our restricted stock unit agreements and our restricted stock award agreements (other than our Performance Vesting RSA agreements and Performance Vesting RSU agreements) generally provide that if (x) a holder’s employment is terminated without Cause or for Good Reason following a change of control or (y) a holder dies or suffers a disability, all restricted shares not then vested shall immediately vest. In addition, if (x) a holder has held restricted stock units or restricted stock awards for 18 months and his or her employment is terminated for any reason other than Cause or (y) a holder retires (after reaching age 65), the holder receives a pro-rata portion of the unvested shares based on the time period he or she has held the restricted stock units or restricted stock compared to the total vesting period.

Under our Performance Vesting RSA agreements, such Performance Vesting RSAs vest, if at all, only upon the achievement of certain operational and strategic performance criteria exclusively related to the operation of our big data analytics business or upon a change of control of Cray. Upon a change of control of Cray, the number of shares subject to the Performance Vesting RSA that will be earned will depend upon the value of the change in control. Under our Performance Vesting RSU agreements, such Performance Vesting RSUs will be earned and vest in full, upon the achievement of certain revenue and operating income milestones, if such milestones are both met in either fiscal year 2016, 2017, 2018 or 2019, subject to the Named Executive Officer’s continued service to Cray on such date. In addition, upon a change of control of Cray (as defined in the Performance RSU agreement), 50% of the shares subject to the Performance Vesting RSU will be earned if the change of control is of a certain level and 100% of the shares subject to the Performance Vesting RSU will be earned if the change of control is of a certain higher level, and such earned shares will be subject to an additional one-year vesting cliff, subject to the Named Executive Officer’s continued service to Cray. If, following a change of control, a Named Executive Officer is terminated without Cause or resigns for Good Reason (each, as defined in the Performance RSU agreement), all of the earned shares will accelerate in full. Likewise, if the Performance Vesting RSUs are not assumed, the earned shares will accelerate in full.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Schireson (Chair), Mr. Kiely, Ms. Narodick and Mr. Turner. Dr. Lederman did not stand for re-election to the Board and his term as a Board member and Compensation Committee member expired on June 10, 2015, the date of our 2015 annual meeting of shareholders. Mr. Richards passed away in November 2015, and his position on the Compensation Committee was filled by Ms. Narodick. Mr. Turner was appointed as a Compensation Committee member on April 18, 2016. No member of the Compensation Committee was an officer or employee of ours or any of our subsidiaries in 2015 or formerly. In addition, none of our executive officers currently serves or has served on the board of directors or Compensation Committee of any entity whose executive officers included any of our directors.

TRANSACTIONS WITH RELATED PERSONS

We recognize that transactions between us and any of our significant shareholders, directors, executive officers and employees can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of us and our shareholders. Therefore, as a general matter and in accordance with our Code of Business Conduct, it is our preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, our best interests. Our Board has adopted a written Related Person Transaction Policy that requires the Audit Committee of our Board to review and, if appropriate, approve or ratify any such transactions. Specifically, pursuant to the policy, the Audit Committee will review any transaction in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our 5% shareholders, directors or executive officers, or any of their immediate family members, has a direct or an indirect material interest. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, our best interests, as the Audit Committee determines, and the Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on us or the related person in connection with approval of the transaction. A copy of our Related Person Transaction Policy is available on our website at www.cray.com under “Company — Company Information — Investors — Corporate Governance — Governance Documents.” We did not enter into any transaction in 2015 requiring Audit Committee approval or ratification under our Related Person Transaction Policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S- K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes and audits of the Company’s consolidated financial statements. As set forth in its charter, which can be found at www.cray.com under “Company — Company Information — Investors — Corporate Governance,” the Audit Committee acts only in an oversight capacity and relies on the work and assurances of management, which has primary responsibility for the Company’s consolidated financial statements and reports, as well as of the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles. The Audit Committee periodically meets separately with our management, without the auditors present, and with the auditors, without management present. The Audit Committee believes it has satisfied its charter responsibilities for 2015.

The Company reported no material weaknesses in its system of internal controls over financial reporting and has received favorable opinions from the independent auditors for each year since 2004, including for 2015. The Company included the 2015 report and opinion in its Annual Report on Form 10-K for the year ended December 31, 2015. The Audit Committee met in person or by telephone eight times in 2015. In the course of these meetings, the Audit Committee reviewed the results of audit examinations, evaluations of the Company’s internal controls and the overall quality of its financial reporting.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by any independent auditors responsible for providing an opinion on the Company’s consolidated financial statements filed with the SEC. Peterson Sullivan LLP, the Company’s independent registered public accounting firm, did not perform any non-audit services for the Company in 2014 or 2015. See “Discussion of Proposals Recommended by the Board — Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2016” below.

The Audit Committee engaged Peterson Sullivan LLP as the Company’s independent registered public accounting firm for 2015, and reviewed its overall audit scope and plans. The Audit Committee also has discussed with Peterson Sullivan LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from Peterson Sullivan LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Peterson Sullivan LLP its independence from the Company.

The Audit Committee has engaged Peterson Sullivan LLP as the Company’s independent registered public accounting firm for 2016. In taking this action, the Audit Committee considered carefully Peterson Sullivan LLP’s performance for the Company in that capacity since its retention in mid-2005, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has recommended that the Board ask the shareholders to ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm at the Annual Meeting. The Board has followed the Audit Committee’s recommendation. See “Discussion of Proposals Recommended by the Board — Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2016” below.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for 2015 with our management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the consolidated financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

The Audit Committee

Daniel C. Regis, Chair

Stephen C. Kiely

Sally G. Narodick

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:    To Elect Eight Directors for One-Year Terms

Our Bylaws provide that our Board shall consist of no less than five and no more nine members, with the exact number of members within the variable range to be fixed from time to time by resolution of the Board. On April 18, 2016, our Board authorized an increase in the size of the Board from seven to eight members and, upon the recommendation of our Corporate Governance Committee, appointed Mr. Turner as a director of Cray effective as of April 18, 2016. As of April 25, 2016, all eight directors on our Board serve with terms ending at the Annual Meeting. The Board has nominated (i) Dr. Banerjee, Mr. Homlish, Mr. Kiely, Ms. Narodick, Mr. Regis, Mr. Schireson and Mr. Ungaro for re-election and (ii) Mr. Turner for election to the Board each to hold office until the Annual Meeting in 2017.

We know of no reason why any nominee may be unable to serve as a director. If any nominee becomes unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, then the Board may fill the vacancy.

Board Recommendation:    The Board recommends that you vote “FOR” the election of all nominees for director.

Director Qualifications

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information each director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each director appears above under the heading “Our Common Stock Ownership.” There are no family relationships among any of the directors and executive officers of Cray.

Prithviraj (Prith) Banerjee

Dr. Banerjee, 55, joined our Board in 2013. Since September 2015, Dr. Banerjee has been Executive Vice President and Chief Technology Officer of Schneider Electric, a global specialist in energy management and automation. Previously, between 2013 and 2015, Dr. Banerjee was Managing Director of Global Technology Research and Development at Accenture. Prior to Accenture, from 2012 to 2013, he led the technology direction of ABB Ltd., a power and automation company, as its Executive Vice President and Chief Technology Officer. From 2007 until 2012, he served as Senior Vice President of Research at the Hewlett-Packard Company and served as the Director of HP Labs, the company’s central research organization. Throughout his career, Dr. Banerjee has held several academic positions, including Dean of the College of Engineering at the University of Illinois at Chicago, Professor and Chairman of Electrical and Computer Engineering at Northwestern University, and the Director of the Computational Science and Engineering program and Professor of Electrical and Computer Engineering at the University of Illinois at Urbana-Champaign. Additionally, Dr. Banerjee founded two electronic design automation companies, BINACHIP Inc. and AccelChip Inc. Dr. Banerjee currently serves on the technical advisory board of Cypress Semiconductor Corporation and previously served on the Computer Science Advisory Board of the National Academy of Engineering, the advisory board for the Anita

Borg Institute for Women and Technology and on the technical advisory boards of several private companies, including Ambit Design Systems, Inc., Atrenta Inc. and Calypto Design Systems, Inc. He is a Fellow of the American Association for the Advancement of Science, the Association for Computing Machinery and the Institute of Electrical and Electronics Engineers. He received a B.Tech from the Indian Institute of Technology and an M.S. and Ph.D. in Electrical Engineering from the University of Illinois at Urbana-Champaign. We believe Dr. Banerjee’s qualifications to sit on our Board of Directors include his vast experience with high-technology, his deep technical expertise and his significant experience developing technology strategies.

Martin J. Homlish

Mr. Homlish, 63, joined our Board in 2015. Mr. Homlish previously ran marketing for iconic high-tech brands such as Sony Corporation, SAP AG and Hewlett-Packard, and is currently the Chief Executive Officer of AMP, an end-to-end marketing agency within the holding company Omnicom Group. As Chief Executive Officer of AMP, Mr. Homlish works with senior executive clients to get the most out of their marketing investment. Prior to AMP, he was most recently a member of the HP Executive Committee. In his tenure at HP he held the roles of Executive Vice President and Chief Customer Officer, and also served as Executive Vice President and Chief Marketing Officer. Prior to HP, Mr. Homlish spent 11 years at SAP, where he held various executive leadership positions, including Global Chief Marketing Officer, Chief Operating Officer and Corporate Officer. He also spent 15 years at Sony, holding several executive leadership positions there, and led the launch of the Sony PlayStation in North America. He received a B.A. in communications from Goddard College in Vermont. We believe Mr. Homlish’s qualifications to sit on our Board of Directors include his more than 40 years of experience in marketing and executive leadership positions.

Stephen C. Kiely

Mr. Kiely, 70, joined our Board in 1999, was appointed Lead Director in January 2005 and non-executive Chairman of the Board in August 2005. From 1999 to July 2008, he was Chairman of Stratus Technologies, Inc., a provider of fault tolerant computer servers, technologies and services. Mr. Kiely served as Chief Executive Officer of Stratus Technologies from 1999 through June 2005. He joined Stratus Technologies in 1994 and held various executive positions, becoming President of the Stratus Enterprise Computer division in 1998. Prior to joining Stratus, Mr. Kiely held a number of executive positions with several information technology companies, including EON Corporation, Bull Information Systems, Prisma, Inc., Prime Computer Inc. and IBM. Mr. Kiely was a member of the board of directors of Stratus Technologies from 1999 to 2014. Mr. Kiely received a B.A. from Fairfield University and an M.S. in Management from the Stanford University Graduate School of Business. We believe Mr. Kiely’s qualifications to sit on our Board of Directors include his significant experience as a Chief Executive Officer and executive in the computer and information technology industries, combined with his corporate governance expertise.

Sally G. Narodick

Ms. Narodick, 70, joined our Board in 2004. She is a retired educational technology and e-learning consultant. From 2000 to 2004, Ms. Narodick was President of Narodick Consulting, an e-learning consulting firm. From 1998 to 2000, she served as Chief Executive Officer of Apex Online Learning, an Internet educational software company. Previously, Ms. Narodick served as an education technology consultant, both independently and for the Consumer Division of IBM from 1996 to 1998. From 1989 to 1996, Ms. Narodick served as Chairman and Chief Executive Officer of Edmark Corporation, an educational software company sold to IBM in 1996. From 1973 to 1987, she served in a variety of financial management capacities at Seafirst Corporation and Seafirst Bank, and was a securities analyst at Paine Webber from 1970 to 1973. Ms. Narodick previously served as a member on the boards of Penford Corporation from 1993 to 2015, SumTotal Systems from 1999 to 2009, Puget Energy, Inc. from 1989 to 2009 and Solutia Inc. from 2000 to 2008. A graduate of Boston University, Ms. Narodick received an M.A. in Teaching from Teachers College, Columbia University, and an M.B.A. from New York University. We believe Ms. Narodick’s qualifications to sit on our Board of Directors include her years of experience as a technology consultant and Chief Executive Officer of a technology company combined with her Board and financial management expertise.

Daniel C. Regis

Mr. Regis, 76, joined our Board in 2003. He is currently the General Partner of Regis Investments, LP and has served in this role since 1998. He was Chairman of the advisory board for Fluke Venture Partners II, LP, a Northwest venture capital partnership, from 2004 to 2011. From 2000 to 2009, he was Managing Director of Digital Partners, a venture capital fund specializing in Northwest emerging technology companies. From 1996 to 1999, he was President of Kirlan Venture Capital, Inc., where he managed similarly focused technology funds. During that time, he was also a director or chairman of several pre-public companies. Prior to 1996, Mr. Regis spent more than 30 years with Price Waterhouse LLP, including serving as Managing Partner of the Seattle office and previously of the Northwest and Portland, Oregon offices. From 2003 to 2015, Mr. Regis served as a member of the board of directors of Columbia Banking Systems, Inc., was a member of its audit committee and chaired its Risk Management Committee from 2010 to 2015. In 2004, Mr. Regis was a member of the audit committee of Art Technology Group, Inc. and also joined their board and became Chairman of the board of directors in 2005, where he served in this role until January 2011 when Art Technology Group merged with Oracle Corporation. From 2003 to 2004, Mr. Regis was a member of the board of directors of Primus Knowledge Solutions, Inc. until its merger with Art Technology Group, Inc. in 2004 and chaired its audit committee. He received a B.S. from Seattle University. We believe Mr. Regis’ qualifications to sit on our Board of Directors include his over three decades of experience in finance and accounting, including as a managing partner at a national accounting firm, as well as his experience evaluating and directing technology companies.

Max L. Schireson

Mr. Schireson, 45, joined our Board in 2014. Mr. Schireson is a consultant to a variety of technology companies and to Battery Ventures, a technology focused investment firm. Prior to his consulting work, Mr. Schireson was at MongoDB, Inc. from February 2011 to December 2014, where he was Chief Executive Officer from January 2013 to September 2014, President from February 2011 to January 2013 and Vice Chairman from August 2014 to December 2014. Fortune 500 companies and startups alike are using MongoDB to create new types of applications, improve customer experience, accelerate time to market and reduce costs. Prior to MongoDB, Mr. Schireson spent over seven years at MarkLogic, provider of a database for unstructured information, where he played a variety of executive roles including Chief Operating Officer. Before MarkLogic, Mr. Schireson spent nine years at Oracle where he held a number of roles including Chief Applications Architect and Vice President, E-Commerce and Self Service Applications. We believe Mr. Schireson’s qualifications to sit on our Board of Directors include his experience as a technology executive and Chief Executive Officer, his deep experience in software and his technical expertise.

Brian V. Turner

Mr. Turner, 56, was appointed to our Board on April 18, 2016. He was the Chief Financial Officer of Coinstar Inc. from 2003 until June 2009. Prior to Coinstar, from 2001 to 2003, he served as Senior Vice President of Operations, Chief Financial Officer and Treasurer of RealNetworks, Inc., a digital media and technology company. Prior to RealNetworks, from 1999 to 2001, Mr. Turner was employed by BSquare Corp., a software company, where he initially served as Senior Vice President of Operations, Chief Financial Officer and Secretary, before being promoted to President and Chief Operating Officer. From 1995 to 1999, Mr. Turner was Chief Financial Officer and Vice President of Administration of Radisys Corporation, an embedded software company. Mr. Turner’s experience also includes 13 years at PricewaterhouseCoopers LLP where he held several positions including Director, Corporate Finance. Mr. Turner has served as a Director of Microvision, Inc. since 2006 and currently serves as the Chairman of the Board and Lead Independent Director, and also serves on its Compensation and Audit Committees. Mr. Turner sits on various private company boards. We believe Mr. Turner’s qualifications to sit on our Board of Directors include his financing expertise and knowledge of operational finance and accounting.

Peter J. Ungaro

Mr. Ungaro, 47, has served as Chief Executive Officer and as a member of our Board since August 2005 and as President since March 2005. From September 2004 until August 2005, Mr. Ungaro served as our Senior

Vice President responsible for sales, marketing and services and from August 2003 until September 2004, he served as Vice President responsible for sales and marketing. Prior to joining us, he served as Vice President, Worldwide Deep Computing Sales for IBM beginning in April 2003 and as IBM’s Vice President, Worldwide HPC Sales beginning in February 1999. He also held a variety of other sales leadership positions at IBM beginning in 1991. Mr. Ungaro received a B.A. from Washington State University. We believe Mr. Ungaro’s qualifications to sit on our Board of Directors include his many years of experience as a leader in the high performance computing industry as both a sales and operational executive, including more than 10 years as our Chief Executive Officer, and his extensive sales and marketing expertise.

Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2016

The Audit Committee has retained Peterson Sullivan LLP to serve as our independent registered public accounting firm to conduct an audit of our consolidated financial statements for 2016, and the Board has directed that our management submit the selection of Peterson Sullivan LLP for ratification by the shareholders at the Annual Meeting. In retaining Peterson Sullivan LLP, the Audit Committee considered carefully Peterson Sullivan LLP’s performance for us in that capacity since its retention in mid-2005, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.

Board Recommendation:    The Board recommends that you vote “FOR” Proposal 2 to ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Selection of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Board is, however, submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of ratifying this selection, the Audit Committee will reconsider whether to retain Peterson Sullivan LLP, and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if the shareholders vote on an advisory basis in favor of ratifying the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

Representatives of Peterson Sullivan LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Services and Fees

The following table lists the fees for services rendered by Peterson Sullivan LLP for 2014 and 2015:

Services	2014	2015
Audit Fees(1)	$492,547	$513,426
Audit-Related Fees(2)	—
Tax Fees(3)	—
All Other Fees(4)	—

Total	$492,547	$513,426

(1)	Audit services billed in 2014 and 2015 consisted of audits of our annual consolidated financial statements, audits of our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act, reviews of our quarterly consolidated financial statements, statutory and regulatory audits, consents, comfort letters and other services related to filings with the SEC and capital-raising offerings.

(2)	No audit-related services were billed in 2014 or 2015.

(3)	No tax services were billed in 2014 or 2015.

(4)	There were no fees billed for other services in 2014 or 2015.

Peterson Sullivan LLP to date has not performed any non-audit services for us.

Audit Committee Pre-Approval Policy

All audit, tax and other services to be performed for us by our independent auditors must be pre-approved by the Audit Committee. The Audit Committee reviews the description of the services and an estimate of the anticipated costs of performing those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval usually is granted at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Audit Committee at its next meeting. During 2015, all services performed by Peterson Sullivan LLP were pre-approved by the Audit Committee in accordance with this policy.

Proposal 3:     To Amend and Restate the 2013 Equity Incentive Plan to Increase the Number of Shares of Common Stock Authorized for Issuance Thereunder and to Re-Approve the Performance Factors Under Our 2013 Equity Incentive Plan for Purposes of Section  162(m) of the IRC.

Overview

We are asking our shareholders to approve the amendment and restatement of our 2013 Equity Incentive Plan (the “Plan”) to (i) increase the number of shares that may be issued thereunder by 2,500,000, (ii) make certain clarifying and technical changes and (iii) re-approve the material terms of the performance factors under the Plan for purposes of Section 162(m) of the IRC. Our Board has approved the amendment and restatement of our Plan, subject to shareholder approval.

If our shareholders do not approve the amendment and restatement of the Plan, the number of shares available for grant under the Plan will not be increased and the proposed changes to the Plan’s terms will not be made and the Plan will instead maintain its existing terms.

Reasons why the Board recommends a vote FOR the amendment and restatement of the Plan to increase the number of shares and to re-approve the performance factors under the Plan for purposes of Section 162(m) of the IRC

Equity Compensation Is a Critical Element of Our Compensation Policy

Equity incentive awards are an important part of our compensation philosophy. We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our shareholders. As stated in the “Compensation Discussion and Analysis” section of this proxy statement, equity ownership programs are central to our compensation program because they encourage recipients to focus on creating long-term shareholder value and to provide a significant retention incentive. Historically, we have granted equity awards to a broad base of employees and to all of our non-employee directors. These grants are an important component of our long-term employee incentive and retention plan and have been very effective in enabling us to attract, retain and motivate the workforce required for us to achieve our performance goals, including strategic, tactical and financial goals, and create long-term value for our shareholders.

We Have Carefully Considered and Forecasted Our Need for Shares

Our share request and the resulting pool of available shares is reasonable and competitive.

Our share request was developed based on our forecast in anticipated growth, hiring plans, and retention needs as well as our historical share usage and forfeiture rates. We anticipate that the 2,500,000 shares we seek to add to the Plan should support our grant practices for approximately three to four years; however, a change in business conditions or our strategy could alter this projection.

The Plan provides for Broad-Based Eligibility for Equity Awards

We believe having the ability to grant equity awards to a broad base of employees is important. By doing so, we can link employee interests with shareholder interests throughout the organization and motivate our employees to act as owners of the business. Approximately 56% of all outstanding awards as of April 8, 2016 are held by employees who are not Named Executive Officers or directors.

The Plan Incorporates Sound Corporate Governance and Aligns with Long-Term Shareholder Interest

The Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices as summarized in the table below. The table also highlights some of our key equity-related practices outside of the Plan that also reflect our commitment to strong corporate governance.

Feature	Description
Independent Administration	Administered by our independent Compensation Committee
Reasonable Share Pool	The pool of requested shares approximates 6.1% of our outstanding common shares — which is reasonable against our peers
Reasonable Share Plan Duration	Our plan was developed to support a three-year equity plan duration to ensure we obtain frequent shareholder input on our share usage
Fungible Share Pool	Uses a fungible share pool model in which each full value award (i.e., awards other than stock options (“Options”) and stock appreciation rights (“SARs”)) counts as 1.55 share against the Plan reserve
Minimum Exercise Price	Requires that Options and SARs must have an exercise price of no less than fair market value
No Repricing or Buyouts of Underwater Awards	Option and SAR repricing is prohibited without explicit shareholder approval
No Evergreen Feature	Does not contain any evergreen features which would automatically provide for an increase in the shares available for grant
No Reload Options or Loans to Purchase Shares	Does not permit the use of reloads or Company loans to exercise or purchase shares under the Plan
No Liberal Share Recycling for Options, SARs. Restricted Stock Awards, Restricted Stock Units, Performance Vesting Restricted Stock Award or Performance Vesting Restricted Stock Unit	Does not permit liberal share recycling of Options or SARs. In particular, the following shares may not be used again for new awards: any shares withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any Option, SAR, restricted stock award, restricted stock unit, performance vesting restricted stock award or performance vesting restricted stock unit; any shares not issued as a result of the net settlement of an Option, SAR, restricted stock award, restricted stock unit, performance vesting restricted stock award or

Feature	Description
performance vesting restricted stock unit; or any shares we repurchase using Option exercise proceeds
No Liberal Change in Control Definition	Change in control benefits are triggered only by the occurrence, rather than by the shareholder approval, of a merger or other change in control event
No Automatic Single Trigger Acceleration on Change in Control	If awards are assumed by a successor company in a connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control
No Excise Tax Gross-ups	The Plan does not provide for future tax gross-ups
Limit on Non-Employee Director Awards	The Plan establishes a maximum amount of shares that that may be granted to a non-employee director in any fiscal year
Awards Subject to Clawback Policy	Awards granted under the Plan are subject to our clawback policy
CEO Stock Ownership Guidelines	CEO is subject to stock ownership requirements, as discussed above under “Compensation Disclosure & Analysis — Chief Executive Officer Stock Ownership Guidelines”

Background for Requested Share Increase

In determining the number of shares to reserve for issuance under the Plan, our Compensation Committee considered a number of factors, including:

Our Current Reserve of Shares Will Be Depleted Following Our 2016 Annual Grant

As of April 8, 2016, only 1,540,533 shares of our common stock remained available for future grants and awards under the Plan, an amount that the Board believes to be insufficient to meet Cray’s anticipated needs beyond the upcoming 2016 annual grant. Therefore, the Board has unanimously adopted, subject to shareholder approval, the amendment and restatement of our Plan to increase the maximum number of shares of our common stock that may be issued under the Plan by 2,500,000 shares or 6.1% of our common shares outstanding, shares to ensure that Cray will continue to have available a reasonable number of shares for use pursuant to its equity incentive program.

Our Burn Rate Levels Are Expected to Be Consistent

Burn rate measures our usage of shares for our equity plans as a percentage of our outstanding stock. For 2015, 2014 and 2013, our burn rate was 2.9%, 2.0% and 3.4%, respectively. The rates were calculated by dividing the aggregate number of shares subject to options, restricted stock awards and restricted stock units granted during the fiscal year by the weighted average number of shares outstanding during the fiscal year.

The Resulting Pool of Shares Will Be Reasonable

As of April 8, 2016, stock options to purchase 1,840,551 shares (with a weighted average price of $15.22 and remaining term of 6.1 years), 535,943 restricted stock awards, 511,000 Performance Vesting RSAs (assuming that the maximum number of eligible Performance Vesting RSAs vest), 291,550 restricted stock units and 656,285 Performance Vesting RSUs (assuming that the maximum number of eligible Performance Vesting RSUs vest), were outstanding under all of our equity plans, and we had 309 participants in the Plan as of April 8, 2016. Accordingly, our approximately 3,835,329 outstanding awards (awards commonly referred to as the “overhang” and not including awards under our employee stock purchase plan) plus approximately 1,540,533 shares available under the

Plan, each as of April 8, 2016, plus the 2,500,000 shares proposed to be available for future grant under our Plan represent approximately 19% of our outstanding shares. Based on this analysis, the Compensation Committee concluded that the total overhang percentage would not result in excessive overhang for shareholders.

Clarifying and Technical Changes

The proposed amendment and restatement of the Plan also includes certain technical changes for enhanced clarity, but that do not change the substance or meaning of the terms and provisions of the Plan.

Section 162(m) Re-approval

We are also asking our shareholders to re-approve the material terms of the Plan to preserve our ability to deduct, for federal income tax purposes, the compensation income recognized by our senior executives without application of the deduction limit contained in Section 162(m) of the IRC. Pursuant to Section 162(m) of the IRC, we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer and our three most highly compensated employees (referred to in the IRC as “covered persons”) to the extent that any of these persons receive more than $1.0 million in compensation in any single tax year. Where such compensation qualifies as “performance-based compensation” for purposes of Section 162(m) of the IRC, however, we may deduct this compensation for federal income tax purposes, even if it causes a covered person’s total compensation to exceed $1.0 million in a single year. Our shareholders must periodically re-approve the material terms of the Plan, as well as the types of performance criteria that may be used as performance factors in awards granted under the Plan. While we do not need re-approval of our performance factors until 2018, we are seeking re-approval now for future years. The performance factors for re-approval by our shareholders include the factors listed below under “Eligibility Under Section 162(m)”.

Summary of the Plan

The complete text of the Plan is attached to this Proxy Statement as Appendix A. The following is a summary of the key provisions of the Plan as proposed to be amended (including the material terms of the performance goals for purposes of Section 162(m) of the IRC), and is qualified in its entirety by reference to Appendix A.

Plan Term:	From March 26, 2013, the date the Plan was approved by our Board (the “Effective Date”) to March 26, 2023.

Eligible Participants:	Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, and independent contractors, provided that the grantee renders bona fide services to us. Our Compensation Committee determines which individuals will participate in the Plan. Currently, pursuant to the terms of the Plan, there are approximately 1,295 employees and seven non-employee directors who are eligible to participate in the Plan.

Shares Authorized:	There are currently (and without giving effect to the proposed amendment to increase the share reserve) 3,500,000 shares of common stock authorized under the Plan, plus 2,585,004 shares that were reserved, but not issued or not subject to outstanding grants under our 2009 Amended and Restated Long-Term Equity Compensation Plan, our 2006 Long-Term Incentive Plan, our 2004 Long-Term Incentive Plan and our 2003 Stock Option Plan (collectively, the “Prior Plans”) on the Effective Date, and which were added to the Plan on the Effective Date pursuant to a “pour over” provision: plus (i) shares that are subject to Options or other awards granted under the Prior Plans that cease to be subject to awards by forfeiture or otherwise after the Effective Date for any reason; (ii) shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of Options or SARs that are, after the Effective Date, forfeited; (iii) shares issued under the Prior Plans that are repurchased by us at the original issue price; and (iv) shares that are subject to Options or other awards granted under the Prior Plans that otherwise terminate without shares of our common stock being issued, in each case, regardless of the type of award that could be issued with respect to such shares under the Prior Plans.

In addition, shares subject to awards, and shares issued under the Plan under any award, will again be available for grant and issuance under the Plan to the extent such shares: (i) are subject to issuance upon exercise of an Option or SAR granted under the Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to awards granted under the Plan that are forfeited or are repurchased by us at the original issue price; (iii) are subject to awards granted under the Plan that otherwise terminate without such shares being issued; or (iv) are surrendered pursuant to an exchange program approved by our shareholders as required by the Plan.

The following shares may not be used again for new awards: (i) any shares withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any Option, SAR, restricted stock award, restricted stock unit, performance vesting restricted stock award or performance vesting restricted stock unit; (ii) any shares not issued as a result of the net settlement of an Option, SAR, restricted stock award, restricted stock unit, performance vesting restricted stock award or performance vesting restricted stock unit; or (iii) any shares we repurchase using Option exercise proceeds.

Award Types:

(1)    Non-qualified and incentive stock options

(2)    Restricted stock awards

(3)    Stock bonus awards

(4)    Stock appreciation rights

(5)    Restricted stock units

(6)    Performance vesting restricted stock awards

(7)    Performance vesting restricted stock units

Full-Value Share Multiple for Determining the Number of Shares Available for Grant:	For purposes of determining the number of shares available for grant under the Plan against the maximum number of shares authorized, any full-value award (i.e., anything other than an Option or a SAR) reduces the number of shares available for issuance under the Plan by 1.55 shares.

Share Limit on Awards:	No more than one million (1,000,000) shares may be granted to any individual under the Plan during any calendar year, other than new employees, who are eligible to receive up to two million (2,000,000) shares in the calendar year during which they begin employment. In addition, if a performance award is settled in cash, no participant may be eligible to receive more than five million dollars ($5,000,000) in any calendar year. These limits are intended to ensure, together with certain performance vesting criteria discussed below, that awards that are intended to qualify under Section 162(m) of the IRC will qualify under such subsection. Failure to qualify under this section might result in our inability to take a tax deduction for part of our performance-based compensation to senior executives.

Award Terms:	Options have a term no longer than ten years from the date the Options were granted, except in the case of incentive Options granted to holders of more than 10% of our voting power, which have a term no longer than five years. Stock appreciation rights have a term no longer than ten years from the date they were granted.

Grants to Non-Employee Directors:	Currently, when a non-employee director joins the Board, he or she receives an initial grant of a fully vested Option to purchase 20,000 shares of common stock. Additionally, each continuing non-employee director elected by the shareholders receives a grant of restricted shares of common stock with a value equal to such director’s cash fees earned in the previous fiscal year. The restricted shares vest in full upon the earlier of the one year from the date of grant or the date that is immediately prior to the date of our next annual shareholders’ meeting. A non-employee director may receive awards for no more than 150,000 shares per calendar year.

Repricing Prohibited:	Repricing, or reducing the exercise price of outstanding Options or SARs, is prohibited without shareholder approval under the Plan. Such prohibited repricing includes canceling, substituting, or exchanging outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, unless approved by shareholders.

Terms Applicable to Stock Options and Stock Appreciation Rights

The exercise price of grants made under the Plan of Options or SARs may not be less than the fair market value which is the closing price of our common stock as reported by NASDAQ on the trading day immediately prior to the date of grant.

On the record date, the closing price of our common stock as reported by NASDAQ was $41.36 per share. The term of these awards may not be longer than ten years. Our Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms Applicable to Restricted Stock Awards, Restricted Stock Units, Performance Vesting Restricted Stock Awards, Performance Vesting Restricted Stock Units and Stock Bonus Awards

Our Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, restricted stock units, performance vesting restricted stock awards, performance vesting restricted stock units and stock bonus awards. Our Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock units, performance vesting restricted stock awards, performance restricted stock units and stock bonus awards contingent upon continued employment with us, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Awards of performance vesting restricted stock or performance vesting restricted stock units may be settled in shares or in cash.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the IRC. To the extent that awards other than Options or SARs are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include among other criteria, one of the following criteria, either individually, alternatively or in any combination, applied to either Cray as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by our Compensation Committee in the award:

•	Profit before tax;

•	Billings;

•	Revenue;

•	Net revenue;

•	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

•	Operating income;

•	Operating margin;

•	Operating profit;

•	Controllable operating profit, or net operating profit;

•	Net profit;

•	Gross margin;

•	Operating expenses or operating expenses as a percentage of revenue;

•	Net income;

•	Earnings per share;

•	Total shareholder return;

•	Market share;

•	Return on assets or net assets;

•	The Company’s stock price;

•	Growth in shareholder value relative to a pre-determined index;

•	Return on equity;

•	Return on invested capital;

•	Cash flow (including free cash flow or operating cash flows);

•	Cash conversion cycle;

•	Economic value added;

•	Individual confidential business objectives;

•	Contract awards or backlog;

•	Overhead or other expense reduction;

•	Credit rating;

•	Strategic plan development and implementation;

•	Succession plan development and implementation;

•	Improvement in workforce diversity;

•	Customer indicators;

•	New product invention or innovation;

•	Attainment of research and development milestones;

•	Improvements in productivity;

•	Bookings;

•	Attainment of objective operating goals and employee metrics;

•	Any other metric that is capable of measurement as determined by the Compensation Committee; and

•	Any sale or initial public offering of a Subsidiary or the Company.

To the extent that an award under the Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board.

Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, number of shares subject to Options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by our Compensation Committee on the basis of such further considerations as our Compensation Committee in its sole discretion determines. The Compensation Committee may, in its sole discretion, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance criteria to preserve the Compensation Committee’s original intent regarding the performance criteria at the time of the initial award grant.

Transferability

Except as otherwise determined by the Board or the Compensation Committee, awards granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Administration

Our Compensation Committee administers the Plan. Subject to the terms and limitations expressly set forth in the Plan, our Compensation Committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants. Our Compensation Committee may construe and interpret the Plan and prescribe, amend and rescind any rules and regulations relating to the Plan. Our Compensation Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant awards to Plan participants, so long as such participants are not officers, members of our Board, or any other person who is subject to Section 16 of the Exchange Act and to take certain other actions with respect to participants who are not executive officers.

Amendments

The Board may terminate or amend the Plan at any time, provided that no action may be taken by the Board (except those described in “Adjustments” below) to the extent that shareholder approval is required.

Adjustments

If the number of outstanding shares is changed by an extraordinary cash dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, without consideration, then (a) the number of shares reserved for issuance and future grant under the Plan, (b) the exercise prices or purchases prices, as applicable, of and number of shares subject to outstanding awards, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options under the Plan, and (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year under the Plan or to a non-employee director under the Plan shall be proportionately adjusted, subject to any required action by our board of directors or our shareholders and in compliance with applicable securities laws. No fraction of a share will be issued following any adjustment.

Change in Control Transactions

The Plan does not provide for automatic single trigger acceleration upon a change in control transaction. In the event of a change in control transaction, the Board shall determine the treatment of all outstanding awards and shares of common stock acquired under the Plan. All awards need not be treated similarly, and our Board will provide for one or more of the following with respect to each award: (i) the continuation of the award; (ii) the assumption of the award; (iii) the substitution of the award; (iv) full vesting and exercisability of the award; or (v) or the payment of the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares. Also, in the event that a successor or acquiring corporation (if any) refuses to continue, assume or substitute the awards, or replace the awards with a payment, then any Option and/or SAR, and any Shares subject to any Option and/or SAR shall become fully exercisable and fully vested and/or all other Awards shall become fully vested contingent upon the consummation of such change in control transaction.

In addition, awards granted to non-employee directors shall vest and become exercisable, if applicable, in full upon a change in control transaction.

U.S. Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to us and participants in the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the Plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the Option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such Option and we will not be entitled to any deduction in connection with the exercise of such Option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” in the year of exercise see below), the excess of the fair market value of the shares over the Option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of two years from the date of the grant or one year from date of the exercise (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the Option price and the fair market value of such shares on the date of exercise of such Option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” in the fiscal year of such “disqualifying disposition” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

A grant of a SAR (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock Awards

A participant receiving restricted stock awards pursuant to the Plan pays tax when the restrictions lapse (i.e., they become vested), unless a participant makes an election under Section 83(b) of the IRC, in which case the participant will be taxed in the calendar year of the grant. The value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit. The participant will include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant. We will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Vesting Restricted Stock Awards and Performance Vesting Restricted Stock Units

Similar to restricted stock units and restricted stock awards, no taxable income is realized upon the grant of performance vesting restricted stock awards or performance vesting restricted stock units. The participant will include in ordinary income the fair market value of the award of stock or the award of cash at the time shares of stock or cash are delivered to the participant. We will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Performance vesting restricted stock awards and performance vesting restricted stock units usually vest upon the achievement of metrics established by the Board.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Plan Benefits

Future awards under the Plan to executive officers, employees or other eligible participants are discretionary and cannot be determined at this time.

History of Grants Under the Plan

Our Chief Executive Officer, other Named Executive Officers, current executive officers as a group, current non-employee directors as a group and employees (excluding executive officers and directors) as a group have been granted equity awards under the Plan, over the life of the Plan, through April 8, 2016, as follows:

Name and Position	Number of Underlying Awards
Peter J. Ungaro, President and Chief Executive Officer	385,700
Brian C. Henry, Executive Vice President and Chief Financial Officer	195,600
Michael C. Piraino, Senior Vice President Administration, General Counsel and Corporate Secretary	145,600
Steven L. Scott, Senior Vice President and Chief Technology Officer	168,600
Margaret A. Williams, Senior Vice President, Research and Development	96,600
All executive officers * (9 persons)	1,427,900
All non-employee directors (6 persons)	69,912
All employees (excluding executive officers)	1,753,374

*	Includes Messrs. Ungaro, Henry, Fairchild, Morreale, Piraino and Waite and Drs. Bolding, Scott and Williams as our executive officers as of April 8, 2016.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015, with respect to compensation plans under which shares of our common stock are authorized for issuance, including plans previously approved by our shareholders and plans not previously approved by our shareholders.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in 1st column) \
Equity compensation plans approved by shareholders(1)	1,909,819	$15.02	1,791,731
Equity compensation plans not approved by shareholders(2)	38,656	$5.14	—

Total	1,948,475		1,791,731

(1)

The shareholders approved our 1995, 1999 and 2003 stock option plans, our 2004, 2006 and 2009 long-term equity compensation plans, our 2013 equity incentive plan and our 2001 employee stock purchase plan, as amended. Our 1995, 1999 and 2003 stock option plans and our 2004, 2006 and 2009 long-term equity compensation plans have terminated and no more options, restricted shares, restricted units or stock bonus awards may be granted under those plans. Pursuant to the 2013 equity incentive plan, incentive options may be granted to employees (including officers) and nonqualified options may be granted to employees, officers, directors, agents and consultants with exercise prices at least equal to the fair market value of the underlying common stock at the time of grant. While our Board of Directors may grant options with varying vesting periods under these plans, most options granted to employees vest over four years, with 25% of the options vesting after one year and the remaining options vesting monthly over the next three years, and most option grants to non-employee directors vesting immediately. Also pursuant to the 2013 equity incentive plan, our Board of Directors may grant restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units, performance vesting restricted stock awards and performance vesting restricted stock units to employees, directors, consultants, independent contractors and advisors. As of December 31, 2015, under the 2013 equity incentive plan, an aggregate of 1,791,731 shares remained available for grant as stock options or stock appreciation rights and an aggregate of 1,155,955 shares were available for restricted stock awards, stock bonus awards, restricted stock units, performance vesting restricted stock awards or performance vesting restricted stock units to employees, directors, consultants, independent contractors and advisors.

(2)	The shareholders did not approve the 2000 non-executive employee stock option plan. Under the 2000 non-executive employee stock option plan approved by our Board of Directors on March 30, 2000, an aggregate of 1,500,000 shares pursuant to non-qualified options could be issued to employees, agents and consultants but not to officers or directors. Otherwise, the 2000 non-executive employee stock option plan is similar to the stock option plans described in footnote (1) above. On March 30, 2010, the 2000 non-executive employee stock option plan was terminated, which ended future grants but did not affect then outstanding options. As of December 31, 2015, under the 2000 non-executive employee stock plan, we had options for 38,656 shares outstanding.

To be approved, Proposal No. 3 requires the affirmative vote of the majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting and who vote for or against the proposal.

Board Recommendation:    The Board recommends that you vote “FOR” Proposal 3 to approve the amendment and restatement of the Plan and to re-approve the performance factors under the Plan for purposes of Section 162(m) of the IRC.

Proposal 4:    Advisory Vote on the Compensation of Our Named Executive Officers

We are asking our shareholders to vote, on an advisory or non-binding basis, to approve the compensation of our Named Executive Officers as disclosed pursuant to the “Compensation Discussion and Analysis” beginning on page 23, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to align the interests of our executive officers with those of our shareholders, as well as attract, motivate, and retain key employees who are critical to our success. Under these programs, our executive officers, including our Named Executive Officers, are motivated to achieve specific financial and strategic objectives that are expected to increase shareholder value. Please read the “Compensation Discussion and Analysis” and the accompanying tables and narrative discussion for additional details about our executive compensation programs, including information about the 2015 compensation of our Named Executive Officers.

Recommendation

We are asking for shareholder approval of the compensation of our Named Executive Officers as described in this Proxy Statement by voting in favor of the resolution set forth below. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.

“RESOLVED, that the shareholders approve, in a non-binding vote, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2016 Annual Meeting of Shareholders.”

Even though this say-on-pay vote is advisory and therefore will not be binding on us, we value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our Named Executive Officers, we will consider our shareholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

Board Recommendation:    The Board recommends that you vote “FOR” Proposal 4 to approve of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

OTHER BUSINESS — DISCRETIONARY AUTHORITY

While the Notice of 2016 Annual Meeting of Shareholders provides for the transaction of all other business that may properly come before the Annual Meeting, including any adjournments or postponements of the Annual Meeting, the Board knows of no matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the individuals appointed as proxies will vote your shares as they determine in their discretion to be advisable.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including consolidated financial statements and schedules, forms a part of our 2015 Annual Report that was provided to shareholders with this Proxy Statement. The Annual Report is available on our website: www.cray.com under “Company — Company Information — Investors — Proxy Materials.”Additional copies of the 2015 Annual Report on Form 10-K may be obtained without charge by writing to Ruby H. Alexander, Assistant Corporate Secretary, Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164.

By order of the Board of Directors,

Michael C. Piraino

Corporate Secretary

Seattle, Washington

April 25, 2016

APPENDIX A

CRAY INC.

2013 EQUITY INCENTIVE PLAN

(as adopted March 26, 2013)

(as amended and restated                      , 2016)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 26.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.5 and 20 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is Six Million (6,000,000) Shares plus (i) any reserved shares not issued or not subject to outstanding grants under the Company’s 2009 Amended and Restated Long-Term Equity Compensation Plan, the Company’s 2006 Long-Term Incentive Plan, the Company’s 2004 Long-Term Incentive Plan or the Company’s 2003 Stock Option Plan, collectively, (the “Prior Plans”) on the Effective Date (as defined below); (ii) shares that are subject to options or other awards granted under the Prior Plans that cease to be subject to Awards by forfeiture or otherwise after the Effective Date for any reason; (iii) shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of options or stock appreciation rights that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plans that are repurchased by the Company at the original issue price; and (v) shares that are subject to options or other awards granted under the Prior Plans that otherwise terminate without shares being issued, in each case, regardless of the type of award that could be issued with respect to such shares under the Prior Plans. Any Award other than an Option or a SAR granted with respect to such shares shall reduce the number of Shares available for issuance by 1.55 Shares. Awards issued as an Option or a SAR shall reduce the number of Shares available for issuance by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award. The Company may issue Shares that are authorized but unissued shares pursuant to the Awards granted under the Plan. The Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

2.2 Lapsed, Returned Awards. Subject to Section 20 hereof, Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Option or SAR, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. To the extent that a Performance Award in the form of a cash bonus has been made, such Award will not reduce the number of Shares available for issuance under the Plan. To the extent that any Award other than an Option or a SAR is forfeited, repurchased or terminates without Shares being issued pursuant to this Section 2.2, Shares may again be available for issuance under this Plan at the rate of 1.55 Shares for every such Share returned to the Plan.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Limitations. No more than 10,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 or 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than 1,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of 2,000,000 Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) subject to Section 8, determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code

(o) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p) make all other determinations necessary or advisable for the administration of this Plan; and

(q) delegate any of the foregoing as permitted by applicable law to one or more executive officers pursuant to a specific delegation, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s), except with respect to Insiders.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, in which case references to “Committee” in this Section 4.2 will refer to such delegate(s), and such resolution shall be final and binding on the Company and the Participant.

4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5. OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5 Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO, but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 8 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Options to Participants other than Insiders, subject to the foregoing provisions of this Section 5 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

5.11 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AND OTHER STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”) or not subject to restrictions (“Stock Bonus Award”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, if any, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award or Stock Bonus Award, subject to the Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award or Stock Bonus Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts an Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Award may be terminated by the Company, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price, if any, for a Restricted Stock Award or Stock Bonus Award will be determined by the Committee and may be zero. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement, and the Award Agreement and in accordance with any procedures established by the Company.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any

Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

6.6 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Restricted Stock Awards or Stock Bonus Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 6 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

7. STOCK APPRECIATION RIGHTS.

7.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash or Shares, having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

7.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

7.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

7.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

7.5 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.6 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant SARs to Participants other than Insiders, subject to the foregoing provisions of this Section 7 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

8. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or SARs is not permitted without prior stockholder approval. Repricing is defined as the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, substitute, buyout or exchange outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares. All RSUs shall be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors (if any) during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.5 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant RSUs to Participants other than Insiders, subject to the foregoing provisions of this Section 9 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

10. PERFORMANCE AWARDS.

10.1 Performance Awards. A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus. Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.2 Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award will be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than five million dollars ($5,000,000) in Performance Awards in any calendar year under this Plan.

10.3 Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock.

10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.5 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Performance Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 10 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1 Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs; provided, that no such Award shall exceed 150,000 Shares in any one fiscal year. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2 Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected, re-elected or appointed as a member of the Board will be eligible to receive an Award under this Section 12.

12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 20, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4 Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards will be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.

13.2 Stock Withholding. No election under Section 83(b) of the Code will be available or permitted with respect to any of the Restricted Stock and any income recognized as a result of receiving the Restricted Stock will be treated as ordinary compensation income subject to federal, state and local income, employment and other tax withholding. At the election of the Committee and without further consent from Participant, upon the vesting of any Award, the Company will either (1) retain and cancel or (2) sell pursuant to a “sell to cover” mandatory sale arranged by the Company (on Participant’s behalf), that number of Shares having an aggregate Fair Market Value equal to the minimum amount the Company is required to withhold for income and employment tax purposes with respect to the Award. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY.

14.1 Transfer Generally. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such Award may contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (A) during the Participant’s lifetime only by (x) the Participant, or (y) the Participant’s guardian or legal representative; (B) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (C) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative.

14.2 Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or one of its Subsidiaries, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Awards until the Shares subject to the Award are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

15.2 Restrictions on Shares / Dividend Equivalent Rights. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right of forfeiture or a right to repurchase a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination, with any right of repurchase being exercised for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

16. CERTIFICATES. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

19. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

20. CORPORATE TRANSACTIONS.

20.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, all Shares acquired under the Plan and all Awards will be treated in one or more of the following ways, as determined in the Board’s discretion. All Awards do not need to be treated in an identical manner.

(a) The continuation of the Award by the Company (if the Company is the surviving corporation).

(b) The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(c) The substitution by the surviving corporation or its parent of a new Award, and with respect an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(d) Full exercisability of an Option and/or a SAR, full vesting of the Shares subject to an Option and/or a SAR and/or full vesting of all other Awards, followed by the cancellation of the Option, SAR or Award. The full exercisability of an Option and/or a SAR, full vesting of the Shares subject to the Option and/or SAR and/or full vesting of all other Awards may be contingent on the closing of such Corporate Transaction. The Participant will be able to exercise an Option and/or a SAR during a period of not less than five full business days preceding the effective date of such Corporate Transaction, unless (i) a shorter period is required to permit a timely closing of such Corporate Transaction and (ii) such shorter period still offers the Participant a reasonable opportunity to exercise an Option and/or a SAR. Any exercise of an Option and/or a SAR during such period may be contingent on the closing of such Corporate Transaction.

(e) A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested. The amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. However, such payment may be subject to vesting based on the Participant’s continuing service as an Employee, Consultant or Director. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

In the event that such successor or acquiring corporation (if any) refuses to continue, assume or substitute the Awards, or replace the Awards with a payment, then notwithstanding any other provision in this Plan to the contrary, any Option and/or SAR, and any Shares subject to any Option and/or SAR shall become fully exercisable and fully vested and/or all other Awards shall become fully vested contingent upon the consummation of such Corporate Transaction, and after which acceleration the Option, SAR or Award shall be cancelled. The full exercisability of an Option and/or a SAR, full vesting of the Shares subject to the Option and/or SAR and/or full vesting of all other Awards may be contingent on the closing of such Corporate Transaction. The Participant will be able to exercise an Option and/or a SAR during a period of not less than five full business days preceding the effective date of such Corporate Transaction, unless (i) a shorter period is required to permit a timely closing of such Corporate Transaction and (ii) such shorter period still offers the Participant a reasonable opportunity to exercise an Option and/or a SAR. Any exercise of an Option and/or a SAR during such period may be contingent on the closing of such Corporate Transaction.

20.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

20.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

21. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

22. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflict of laws rules.

23. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

24. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

25. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

26. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock Award, Stock Bonus Award, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award Agreements that are not used by Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means, any program instituted by the Committee that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Committee. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the violation by the optionee of any reasonable rule or policy of the Board or the optionee’s superiors or the chief executive officer or the President of the Company, Parent or Subsidiary that results in damage to the Company, Parent or Subsidiary or which, after notice to do so, the optionee fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the optionee in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet the objectives of the Company, Parent or Subsidiary; (iv) any wrongful conduct of an optionee which has an adverse impact on the Company, Parent or Subsidiary or which constitutes a misappropriation of the assets of the Company, Parent or Subsidiary; (v) unauthorized disclosure of confidential information; (vi) the optionee’s performing services for any other Company, Parent or Subsidiary or person which competes with the Company, Parent or Subsidiary while he or she is employed by or provides services to the Company, without the prior written approval of the Chairman or President of the Company; or (vii) a resignation by an optionee of employment with or service to the Company, Parent or Subsidiary if (A) the Company, Parent or Subsidiary has given prior notice to such optionee of its intent to dismiss the optionee for circumstances that constitute cause, or (B) within two months of the optionee’s resignation, the Chairman or President of the Company or the Board determines, which determination shall be final and binding, that such resignation was related to an act which would have led to a termination for cause.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means CRAY INC., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company); or (v) any liquidation or dissolution of the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation as defined in Section 409A of the Code) would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (both as defined in Section 409A of the Code.

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, as determined by Company policies.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date this Plan is approved by the Company’s stockholders, the date of which shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as officially quoted in the composite tape of transactions on such exchange or such other source as the Board or the Committee deems reliable for the applicable date;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12 of the Plan.

“Parent” has the same meaning as “parent corporation” in Section 424(e) of the Code.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means an Award granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means the factors selected by the Committee applicable to the Company or a Parent or Subsidiary of the Company, business unit or market segment, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Profit Before Tax;

•	Billings;

•	Revenue;

•	Net revenue;

•	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

•	Operating income;

•	Operating margin;

•	Operating profit;

•	Controllable operating profit, or net operating profit;

•	Net Profit;

•	Gross margin;

•	Operating expenses or operating expenses as a percentage of revenue;

•	Net income;

•	Earnings per share;

•	Total stockholder return;

•	Market share;

•	Return on assets or net assets;

•	The Company’s stock price;

•	Growth in stockholder value relative to a pre-determined index;

•	Return on equity;

•	Return on invested capital;

•	Cash Flow (including free cash flow or operating cash flows)

•	Cash conversion cycle;

•	Economic value added;

•	Individual confidential business objectives;

•	Contract awards or backlog;

•	Overhead or other expense reduction;

•	Credit rating;

•	Strategic plan development and implementation;

•	Succession plan development and implementation;

•	Improvement in workforce diversity;

•	Customer indicators;

•	New product invention or innovation;

•	Attainment of research and development milestones;

•	Improvements in productivity;

•	Bookings;

•	Attainment of objective operating goals and employee metrics;

•	Any other metric that is capable of measurement as determined by the Committee; and

•	Any sale or initial public offering of a Subsidiary or the Company.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee or its delegate(s) with respect to Participants who are not Insiders, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means a performance share bonus granted as a Performance Award pursuant to Section 10 or Section 12 of the Plan.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Plan” means this Cray Inc. 2013 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Stock Bonus Award” means an Award granted pursuant to Section 6 or Section 12 of the Plan.

“Subsidiary” has the same meaning as “subsidiary corporation” in Section 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

CRAY INC.

901 FIFTH AVENUE, STE.1000

SEATTLE, WA 98164

ATTN: LEGAL DEPARTMENT

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the cut-off date or the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the cut-off date or the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08876-P77139                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRAY INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the
The Board of Directors recommends that you vote FOR the following nominees:								nominee(s) on the line below.

1.	Election of Directors, each to serve a one-year term.				☐	☐	☐
	Nominees:
	01)	Prithviraj Banerjee	05)	Daniel C. Regis
	02)	Martin J. Homlish	06)	Max L. Schireson
	03)	Stephen C. Kiely	07)	Brian V. Turner
	04)	Sally G. Narodick	08)	Peter J. Ungaro

The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain

2.	To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

3.	To vote on the amendment and restatement of our 2013 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder and to re-approve the performance factors under our 2013 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.	☐	☐	☐

4.	To vote, on an advisory or non-binding basis, to approve the compensation of our Named Executive Officers.	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E08877-P77139

CRAY INC.

Annual Meeting of Shareholders

June 8, 2016, 3:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter J. Ungaro and Brian C. Henry, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of CRAY INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, PDT, on June 8, 2016, at 901 Fifth Avenue, Fifth Avenue Conference Room, Seattle, WA 98164, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse